Exhibit 99.10

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Dated as of November 15, 2019

by and between

MORGAN STANLEY bank, N.A.

(Note A-1 Holder, Note A-2 Holder),

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

(Note B-1-A Holder, Note B-1-B Holder, Note B-1-C Holder, Note B-1-D Holder),

BANK OF AMERICA, NATIONAL ASSOCIATION
(Note A-3 Holder, Note A-4 Holder, Note B-2-A Holder, Note B-2-B Holder, Note B-2-C Holder, Note B-2-D Holder),

and

UBS AG, NEW YORK BRANCH
(Note A-5 Holder, Note A-6 Holder, Note A-7 Holder, Note A-8 Holder, Note B-3-A Holder, Note B-3-B Holder, Note B-3-C Holder, Note B-3-D Holder)

ILPT Industrial Portfolio

This INTERCREDITOR AGREEMENT (this “Agreement”), dated as of November 15, 2019, by and between MORGAN STANLEY BANK, N.A. (“Morgan Stanley Bank”), as holder of Note A-1 (in such capacity, together with its successors and assigns, the “Note A-1 Holder”) and Note A-2 (in such capacity, together with its successors and assigns, the “Note A-2 Holder”), MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC (“MSMCH”), as holder of Note B-1-A (in such capacity, together with its successors and assigns, the “Note B-1-A Holder”), Note B-1-B (in such capacity, together with its successors and assigns, the “Note B-1-B Holder”), Note B-1-C (in such capacity, together with its successors and assigns, the “Note B-1-C Holder”) and Note B-1-D (in such capacity, together with its successors and assigns, the “Note B-1-D Holder”), BANK OF AMERICA, NATIONAL ASSOCIATION (“BANA”), as holder of Note A-3 (in such capacity, together with its successors and assigns, the “Note A-3 Holder”), Note A-4 (in such capacity, together with its successors and assigns, the “Note A-4 Holder”), Note B-2-A (in such capacity, together with its successors and assigns, the “Note B-2-A Holder”), Note B-2-B (in such capacity, together with its successors and assigns, the “Note B-2-B Holder”), Note B-2-C (in such capacity, together with its successors and assigns, the “Note B-2-C Holder”) and Note B-2-D (in such capacity, together with its successors and assigns, the “Note B-2-D Holder”), and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG, New York Branch”), as holder of Note A-5 (in such capacity, together with its successors and assigns, the “Note A-5 Holder”), Note A-6 (in such capacity, together with its successors and assigns, the “Note A-6 Holder”), Note A-7 (in such capacity, together with its successors and assigns, the “Note A-7 Holder”), Note A-8 (in such capacity, together with its successors and assigns, the “Note A-8 Holder”), Note B-3-A (in such capacity, together with its successors and assigns, the “Note B-3-A Holder”), Note B-3-B (in such capacity, together with its successors and assigns, the “Note B-3-B Holder”), Note B-3-C (in such capacity, together with its successors and assigns, the “Note B-3-C Holder”) and Note B-3-D (in such capacity, together with its successors and assigns, the “Note B-3-D Holder”).

The Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder are collectively referred to herein as the “Note A Holders.” The Note B-1-A Holder, Note B-1-B Holder, Note B-1-C Holder, Note B-1-D Holder, Note B-2-A Holder, Note B-2-B Holder, Note B-2-C Holder, Note B-2-D Holder, the Note B-3-A Holder, Note B-3-B Holder, Note B-3-C Holder and Note B-3-D Holder are collectively referred to herein as the “Note B Holders.”

W I T N E S S E T H:

WHEREAS, on October 21, 2019 (the “Origination Date”), Morgan Stanley Bank, BANA and UBS AG, New York Branch, as lenders, made a mortgage loan in the aggregate original principal amount of $350,000,000 (the “Mortgage Loan”) to The Industrial Fund St. Louis LLC, The Industrial Fund PA LLC, The Industrial Fund MS LLC, and The Industrial Fund Ankeny LLC, each a Delaware limited liability company, having an address at Two Newton Place, 255 Washington Street Suite 300, Newton, MA 02458 (individually or collectively, as the context may require, and together with their respective permitted successors and assigns, the “Mortgage Loan Borrower”) pursuant to a Loan Agreement dated as of the Origination Date (as amended, supplemented or modified from time to time, the “Loan Agreement”);

WHEREAS, the Mortgage Loan is secured by a first mortgage lien (the “Mortgage”), as more particularly described in the Mortgage Loan Schedule attached as Exhibit A hereto, on the real property described in the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, the Mortgage Loan is evidenced by: (i) Promissory Note A-1 and Promissory Note A-2, each held by Morgan Stanley Bank in the original principal amounts set forth on the Mortgage Loan Schedule (as amended, supplemented or modified, “Note A-1” and “Note A-2,” respectively), (ii) Promissory Note B-1-A, Promissory Note B-1-B, Promissory Note B-1-C and Promissory Note B-1-D, each held by MSMCH in the original principal amounts set forth on the Mortgage Loan Schedule (as amended, supplemented or modified, “Note B-1-A,” “Note B-1-B,” “Note B-1-C” and “Note B-1-D,” respectively), (iii) Promissory Note A-3, Promissory Note A-4, Promissory Note B-2-A, Promissory Note B-2-B, Promissory Note B-2-C and Promissory Note B-2-D, each held by BANA in the original principal amounts set forth on the Mortgage Loan Schedule (as amended, supplemented or modified, “Note A-3,” “Note A-4,” “Note B-2-A,” “Note B-2-B,” “Note B-2-C” and “Note B-2-D,” respectively), and (iv) Promissory Note A-5, Promissory Note A-6, Promissory Note A-7, Promissory Note A-8, Promissory Note B-3-A, Promissory Note B-3-B, Promissory Note B-3-C and Promissory Note B-3-D, each held by UBS AG, New York Branch in the original principal amounts set forth on the Mortgage Loan Schedule (as amended, supplemented or modified, “Note A-5,” “Note A-6,” “Note A-7,” “Note A-8,” “Note B-3-A,” “Note B-3-B,” “Note B-3-C” and “Note B-3-D,” respectively).

WHEREAS, Morgan Stanley Bank expects to transfer all or a controlling portion of Lead Note A to a securitization depositor for inclusion in a securitization trust that may also include one or more other mortgage loans (such securitization, the “Lead Note A Securitization” and the closing date of such securitization, the “Lead Note A Securitization Date”); and

WHEREAS, the Mortgage Loan is currently being serviced under a certain servicing agreement, dated as of May 11, 2016 (as amended, supplemented or modified, the “Interim Servicing Agreement”), between Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association (the “Interim Servicer”);

WHEREAS, from and after the Lead Note A Securitization Date, the Mortgage Loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with the Lead Note A Securitization; and

WHEREAS, the Holders desire to enter into this Agreement to memorialize the terms under which they, and their respective successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

1.       Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Servicing Agreement. To the extent of any inconsistency between terms defined in this Agreement and the Servicing Agreement, this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. In addition, for so long as the Lead Note A Securitization Date has not occurred, any capitalized terms defined herein by reference to the Lead Note A PSA or provisions referring to the operation of the Lead Note A PSA shall be disregarded and have no effect, and this Agreement shall be interpreted without regard to such provisions.

“Additional Servicing Compensation” shall mean any servicing compensation that a Servicer is entitled to retain under the Servicing Agreement, other than Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees.

“Advance” shall mean any advance of a Scheduled Payment by the Master Servicer, a Non-Lead Master Servicer, the Trustee or a Non-Lead Trustee or any property advance or other similar servicing advance by any Servicer or Trustee under the Lead Note A PSA with respect to any Note A, the Mortgage Loan or the Mortgaged Property.

“Advance Rate” shall (a) prior to the Lead Note A Securitization Date, and following the Lead Note A Securitization Date, if no Note A is included in the Lead Note A Securitization, mean the “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Servicer in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Servicer in its reasonable discretion) as may be in effect from time to time, and (b) on and after the Lead Note A Securitization Date, and while any Note A is included in such Securitization, have the meaning assigned to such term in the Lead Note A PSA.

“Affiliate” shall mean with respect to any specified Person, (a) any other Person controlling or controlled by or under common control with such specified Person (each a “Common Control Party”), (b) any other Person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such Person or (c) any other Person in which such Person or a Common Control Party owns, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Note A Percentage Interest” shall mean, as of any date, the ratio of the Aggregate Note A Principal Balance to the Mortgage Loan Principal Balance.

“Aggregate Note A Principal Balance” shall mean at any time of determination, the sum of the Note A-1 Principal Balance, the Note A-2 Principal Balance, the Note A-3 Principal Balance, the Note A-4 Principal Balance, the Note A-5 Principal Balance, the Note A-6 Principal Balance, the Note A-7 Principal Balance and the Note A-8 Principal Balance.

“Aggregate Note B Percentage Interest” shall mean, as of any date, the ratio of the Aggregate Note B Principal Balance to the Mortgage Loan Principal Balance.

“Aggregate Note B Principal Balance” shall mean at any time of determination, the sum of the Note B-1-A Principal Balance, Note B-1-B Principal Balance, Note B-1-C Principal Balance, Note B-1-D Principal Balance, the Note B-2-A Principal Balance, the Note B-2-B Principal Balance, the Note B-2-C Principal Balance, the Note B-2-D Principal Balance, the Note B-3-A Principal Balance, the Note B-3-B Principal Balance, the Note B-3-C Principal Balance and the Note B-3-D Principal Balance.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Appraisal” shall mean the most recent appraisal of the Mortgaged Property or REO Property, or update thereof, prepared by an Independent Appraiser, in accordance with 12 C.F.R 225.64 and conducted in accordance with the standards of the Appraisal Institute.

“Appraisal Reduction” shall: (x) prior to the Lead Note A Securitization Date, and following the Lead Note A Securitization Date, if no Note A is included in the Lead Note A Securitization, mean, subject to the delivery of Threshold Event Collateral, as of any date of determination, an amount equal to the excess, if any, of (A) the sum of (i) the Mortgage Loan Principal Balance on such date, (ii) to the extent not previously advanced by a Servicer, all accrued and unpaid interest (exclusive of any default rate interest) on the Mortgage Loan, (iii) without duplication with respect to the items set forth in clauses (i) and (ii) above, all unreimbursed Advances (and unpaid interest thereon at the Advance Rate) in respect of the Mortgage Loan and (iv) all currently due and unpaid real estate taxes and assessments, ground rents and insurance premiums (net of escrow payments or other reserve funds or letters of credit held by a Servicer in respect of such amounts), over (B) (i) the Appraised Value of the Mortgaged Property plus (ii) the amount of any escrows or reserves held by a Servicer (other than reserves for real estate taxes, ground rents, assessments and insurance premiums (x) then due and payable, or (y) due and payable in the next three (3) months), letters of credit and other cash equivalents which may, pursuant to the Mortgage Loan Documents, be used to pay down the principal balance of the Mortgage Loan, and minus (iii) the amount of any monetary liens (other than liens for items described in clause (A)(iv) above) on the Mortgaged Property that are prior (and not subordinate) to the lien of the related Mortgage and are not (1) insured over or bonded in accordance with the Mortgage Loan Documents or (2) assumed in determining the Appraised Value of such Mortgaged Property, and (y) on and after the Lead Note A Securitization Date, and while any Note A is included in such Securitization, have the meaning assigned to such term in the Lead Note A PSA.

“Appraised Value” means, as of any date of determination, the appraised value of the Mortgaged Property based upon the most recent Appraisal prepared by an Independent Appraiser that is contained in the related servicing file under the Servicing Agreement.

“Asset Representations Reviewer” means the asset representations reviewer appointed as provided in the Lead Note A PSA and any successor appointed as provided thereunder.

“BANA” shall have the meaning assigned to such term in the preamble.

“Borrower Party” (i) prior to the Lead Note A Securitization Date, shall mean the Mortgage Loan Borrower, any property manager or any Affiliate of the foregoing, and (ii) on and after the Lead Note A Securitization Date, shall have the meaning assigned to the term “Borrower Party” or other analogous term in the Lead Note A PSA; provided that in all cases, the Mortgage Loan Borrower shall be a “Borrower Party”.

“Business Day” shall have the meaning assigned to such term (or other analogous term) in the Servicing Agreement or, if not defined therein, shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Certificate Administrator” shall mean the certificate administrator under the Lead Note A PSA and any successor appointed as provided thereunder.

“CLO Asset Manager” with respect to any Securitization Vehicle that is a CLO, shall mean the entity that is responsible for managing or administering the underlying assets of such CLO or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Controlling Holder).

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, by applicable temporary or final regulations of the U.S. Department of Treasury issued thereunder.

“Collection Account” shall mean, the “collection account” or similar account established under the Servicing Agreement for the purpose of servicing the Mortgage Loan, including, with respect to amounts payable to the Note B Holders, the “whole loan custodial account” or similar account (which may be a sub-account of the “collection account”).

“Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by,” “Controlling” and “under Common Control with” shall have the respective correlative meaning thereto.

A “Control Appraisal Event” shall exist with respect to the Subordinate Notes, if and for so long as:

(a) (1) the Aggregate Note B Principal Balance as of the Closing Date, together with any Threshold Event Collateral, minus (2) the sum of (i) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to and received on the Subordinate Notes, (ii) any Appraisal Reductions allocated to the Subordinate Notes and (iii) any Realized Principal Losses (without duplication of any Appraisal Reductions), is less than

(b) 25% of (i) the Aggregate Note B Principal Balance as of the Closing Date, minus (ii) any payments of principal (whether as scheduled amortization, Prepayments or otherwise) allocated to and received on the Subordinate Notes.

“Control Note” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Controlling Class” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA.

“Controlling Holder” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Costs” shall mean all out-of-pocket costs, fees, expenses, Advances, interest, payments, losses, liabilities, judgments and/or causes of action reasonably suffered or incurred or reasonably paid by a Holder (or any Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Asset Representations Reviewer or the Trust) pursuant to or in connection with the enforcement and administration of the Mortgage Loan, the Mortgage Loan Documents, the Mortgaged Property, this Agreement or otherwise in connection with the enforcement and administration of the Mortgage Loan, including, without limitation, reasonable attorneys’ fees and disbursements, taxes, assessments, insurance premiums and other protective advances as more particularly provided in the Mortgage Loan Documents, except for those resulting from the negligence or willful misconduct of such Holder (or such Servicer, Operating Advisor, Trustee, Certificate Administrator or the Asset Representations Reviewer); provided, that “Costs” shall exclude (i) the costs and expenses relating to the origination of the Mortgage Loan or the closing of the Securitization of any Note A, (ii) the Servicing Fee, the Special Servicing Fee and any fees of the Operating Advisor, Trustee, Certificate Administrator or Asset Representations Reviewer and (iii) the day-to-day customary and usual, ordinary costs of servicing and administration of the Mortgage Loan.

“Cure Event” shall have the meaning assigned to such term in Section 10(b) hereof.

“Cure Right” shall have the meaning assigned to such term in Section 10(b) hereof.

“DBRS” shall mean DBRS, Inc. and its successors in interest.

“Defaulted Mortgage Loan” shall have the meaning given to the term “Defaulted Loan” (or other analogous term) in the Servicing Agreement.

“Depositor” shall mean the depositor under the Lead Note A PSA.

“Directing Certificateholder” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA.

“Directing Note B Holder” shall mean the Note B-1-A Holder; provided, that the Directing Note B Holder may at any time assign such role to a different Note B Holder (that is not a Borrower Party) by notifying the Note A Holders and the Servicer of such assignment. Subject to the terms of the applicable Servicing Agreement, the Directing Note B Holder may designate, in writing, a representative (that is not a Borrower Party) to exercise its rights and powers under this Agreement by notifying the Note A Holders and the Servicer of such appointment. Such appointment shall remain in effect until it is revoked by the Directing Note B Holder by a writing delivered to the Note A Holders and the Servicer. The parties hereto acknowledge and agree that as of the date hereof, the Directing Note B Holder has appointed Prima to be the representative of the Directing Note B Holder.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $200,000,000 (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice) and (ii) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein, including mezzanine loans with respect to commercial real estate) or owning or operating commercial real estate properties (or interests therein).

“Event of Default” shall have the meaning given to the term “Event of Default” (or other analogous term) as defined in the Loan Agreement.

“Final Recovery Determination” shall mean a determination with respect to the Mortgage Loan by the Servicer, in its good faith discretion, consistent with the Servicing Standard, that all insurance proceeds, condemnation proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer expects to be finally recoverable on the Mortgage Loan, without regard to any obligation of any Holder, Servicer or Trustee, as the case may be, to make payments from its own funds, have been recovered.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Holder” shall mean the respective holder of a Note under this Agreement.

“Independent” means a person who (i) does not have any direct financial interest or any material indirect financial interest, in any of the Holders, the Servicer, the Mortgage Loan Borrower, any party to the Lead Note A PSA, while any Note A is included in the Lead Note A Securitization, or any Affiliate thereof, and (ii) is not connected with any of the foregoing as an officer, employee, trustee, partner, member, director or person performing similar functions.

“Independent Appraiser” means an Independent professional real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the subject property type and market.

“Initial Note A Holder” shall mean any of the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder, the Initial Note A-7 Holder and the Initial Note A-8 Holder.

“Initial Note A-1 Holder” and “Initial Note A-2 Holder” shall each mean Morgan Stanley Bank.

“Initial Note A-3 Holder,” “Initial Note A-4 Holder”, “Initial Note B-2-A Holder”, “Initial Note B-2-B Holder”, “Initial Note B-2-C Holder” and “Initial Note B-2-D Holder” shall each mean BANA.

“Initial Note A-5 Holder,” “Initial Note A-6 Holder,” “Initial Note A-7 Holder,” “Initial Note A-8 Holder”, “Initial Note B-3-A Holder”, “Initial Note B-3-B Holder”, “Initial Note B-3-C Holder” and “Initial Note B-3-D Holder” shall each mean UBS AG, New York Branch.

“Initial Note B-1-A Holder”, “Initial Note B-1-B Holder”, “Initial Note B-1-C Holder” and “Initial Note B-1-D Holder” shall each mean MSMCH.

“Initial Note B Holder” shall mean any of the Initial Note B-1-A Holder, Initial Note B-1-B Holder, Initial Note B-1-C Holder, Initial Note B-1-D Holder, Initial Note B-2-A Holder, Initial Note B-2-B Holder, Initial Note B-2-C Holder, Initial Note B-2-D Holder, Initial Note B-3-A Holder, Initial Note B-3-B Holder, Initial Note B-3-C Holder or Initial Note B-3-D Holder.

“Initial Note Holder” shall mean any Initial Note A Holder or Initial Note B Holder.

“Interest Rate” shall mean (i) with respect to any Note A, the Note A Interest Rate, and (ii) with respect to any Note B, the Note B Interest Rate.

“Interim Servicer” shall have the meaning assigned to such term in the recitals.

“Interim Servicing Agreement” shall have the meaning assigned to such term in the recitals.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity which holds a Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Note A” shall mean Note A-1.

“Lead Note A Holder” shall mean the holder of the Lead Note A.

“Lead Note A PSA” shall mean the pooling and servicing agreement governing the securitization trust for the Lead Note A after a Securitization of Lead Note A.

“Lead Note A Securitization” shall have the meaning assigned to such term in the recitals.

“Lead Note A Securitization Date” shall have the meaning assigned to such term in the recitals.

“Liquidation Fee” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA; provided, that in no event shall the Liquidation Fee rate payable with respect to the Mortgage Loan exceed 0.5% per annum.

“Liquidation Proceeds” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Major Decision” shall have the meaning given to such term (or other analogous term) in the Servicing Agreement with, for so long as no Control Appraisal Event has occurred and is continuing, the addition of the following action:

if the Mortgaged Property is an REO Property, approval of operating and business plans or asset sale and disposition plans of such Foreclosed Property (including incurring financing, restructuring or refinancing debt, engaging or replacing any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

provided, that if the term “Major Decision” (or other analogous term) is not defined in the Servicing Agreement, such term shall mean any of the following actions:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property by deed in lieu of foreclosure) of the ownership of the Mortgaged Property if the Mortgage Loan comes into and continues in default;

(ii)       any amendment or modification, consent to a modification or waiver of a monetary term of the Mortgage Loan (other than Penalty Charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the Mortgage Loan or any extension of the Maturity Date thereof;

(iii)       following a default or an Event of Default with respect to the Mortgage Loan, any exercise of remedies, including any acceleration thereof or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents;

(iv)       any sale of the Mortgage Loan for less than the sum of (A) the outstanding principal balance of the Mortgage Loan, (B) accrued and unpaid interest (exclusive of default interest), (C) outstanding servicing advances plus interest thereon at the Advance Rate, (D) unreimbursed Costs, (E) Special Servicing Fees, and (F) Liquidation Fees;

(v)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or at an REO Property;

(vi)       any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or any portion thereof or interests (direct or indirect) in the Mortgage Loan Borrower, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Mortgage Loan Documents;

(viii)       any incurrence of additional debt by the Mortgage Loan Borrower or of any mezzanine financing by any beneficial owner of the Mortgage Loan Borrower, including modification of the terms of any document evidencing or securing any such additional debt or of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (to the extent that the lender has consent rights pursuant to the related Mortgage Loan Documents (for purposes of the determination whether a lender has such consent rights pursuant to the related Mortgage Loan Documents, any Mortgage Loan Document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(ix)       entering into or any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan or an action to enforce rights with respect thereto or decision not to enforce such rights;

(x)       any franchise changes or brand management changes (in either case with respect to the Mortgage Loan if the lender is required to consent or approve under the related Mortgage Loan Documents) or any property management company changes, including approval of the termination of a manager and appointment of a new property manager or amendment of any management agreement, in each case to the extent lender approval is required by the Mortgage Loan Documents;

(xi)       releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan Documents and for which there is no lender discretion;

(xii)       any substitution or replacement of the guarantor under the Mortgage Loan and any acceptance of an assumption agreement or any other agreement permitting a transfer of direct or indirect interests in the Mortgage Loan Borrower, guarantor or other obligor, or releasing the Mortgage Loan Borrower, guarantor or other obligor from liability under the Mortgage Loan, or modifying the Mortgage Loan Borrower’s, a guarantor’s or other obligor’s monetary liability under the Mortgage Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

(xiii)       any modification or waiver of any provision of the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgage Loan Borrower;

(xiv)       taking (or any forbearance by the Servicer from taking) any enforcement action with respect to (A) any failure by the Mortgage Loan Borrower to maintain with respect to the Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (B) any failure on the part of the Mortgage Loan Borrower to maintain with respect to the Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the origination date;

(xv)       the determination of any use of proceeds of a hazard insurance claim to restore the Mortgaged Property if the amount of such proceeds exceeds the Restoration Threshold (as defined in the Loan Agreement);

(xvi)       approval of casualty or condemnation settlements, any determination to apply casualty or condemnation proceeds or awards to the reduction of the Mortgage Loan debt rather than to Mortgaged Property restoration, in each case, to the extent lender consent is required under the Mortgage Loan Documents;

(xvii)       the modification, waiver, amendment, execution, termination or renewal of (A) any Bond Documents (as defined in the Mortgage Loan Agreement) and (B) any lease, to the extent lender approval is required under the related Mortgage Loan Documents and if such lease (a) involves a ground lease or (b) constitutes a “major lease” or “material lease,” if applicable, under the related Mortgage Loan Documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

(xviii)       any adoption or implementation of a budget submitted by the Mortgage Loan Borrower with respect to the Mortgage Loan (to the extent lender approval is required under the related Mortgage Loan Documents);

(xix)       the filing of any bankruptcy petition against the Mortgage Loan Borrower, any operating lessee, or any guarantor of the Mortgage Loan or seeking the appointment of a receiver, conservator or trustee for the Mortgage Loan Borrower, any operating lessee, or any guarantor or the Mortgaged Property, voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the Mortgage Loan Borrower, any operating lessee or any guarantor, or any adoption or approval of a plan in bankruptcy, reorganization, restructuring or similar event in any bankruptcy or insolvency proceeding with respect to the Mortgage Loan Borrower, any operating lessee, or any guarantor or any other party required to be an special purpose entity under the Mortgage Loan Documents;

(xx)       any change in the standards contained in the Mortgage Loan Documents for alterations, construction of improvements, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

(xxi)       approval of any proposed alterations to the extent lender approval is required under the Mortgage Loan Documents;

(xxii)       the approval of, engagement or retention of any property improvement plan consultant and the approval of any work or reserve estimates by any property improvement plan consultant, in each case, to the extent lender consent is required under the Mortgage Loan Documents;

(xxiii)       any enforcement of any cure right or the exercise of any remedies against any property manager under any management agreement and any subordination and non-disturbance, comfort letter, recognition agreement or similar agreement related thereto;

(xxiv)       any waiver of a covenant of the Mortgage Loan Borrower relating to maintaining its status as a Special Purpose Entity, to the extent the consent of the lender is required for any such waiver;

(xxv)       if the Mortgaged Property is an REO Property, approval of operating and business plans or asset sale and disposition plans of such Foreclosed Property (including incurring financing, restructuring or refinancing debt, engaging or replacing any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

(xxvi)       the exercise of the rights and powers granted under this Agreement or any related mezzanine loan intercreditor agreement to the Note Holders, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the Note Holders, the “Senior Lender” or such other similar term; and

(xxvii)       consent or approval of (or denial of consent or approval of), to the extent lender approval or consent is required or requested under any such lease, the Mortgage Loan Documents or otherwise) to any sale or encumbrance of any fee interest (whether or not owned by the Mortgage Loan Borrower) encumbered by a ground lease or other lease to the Mortgage Loan Borrower.

As used above, the term “lender discretion” requires mortgagee discretion in making the relevant decision regarding the release of collateral or the acceptance of substitute or additional collateral, as applicable, and such decision need not be based upon the satisfaction of specified objective conditions, the satisfactory delivery of certain factual evidence or opinions or the satisfaction of any other specified objective criteria that is set forth in the related Mortgage Loan Documents.

“Majority Note Holder” shall have the meaning to such term in Section 20(d) hereof.

“Master Servicer” shall mean the master servicer under the Lead Note A PSA and any successor appointed as provided thereunder.

“Maturity Date” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morgan Stanley Bank” shall have the meaning assigned to such term in the preamble.

“Morningstar” means Morningstar Credit Ratings, LLC and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Default Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Mortgage Loan Documents” shall mean the Mortgage, the Notes, the Loan Agreement and all other documents evidencing or securing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the aggregate outstanding principal balance of the Notes evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the Mortgage Loan Schedule attached as Exhibit A hereto.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“MSMCH” shall have the meaning assigned to such term in the preamble.

“Net Interest Rate” shall mean (i) with respect to any Note A, the Note A Interest Rate minus the Servicing Fee Rate, and (ii) with respect to any Note B, the Note B Interest Rate minus the Servicing Fee Rate.

“Non-Control Note” shall have the meaning assigned to such term in Section 20(d) of this Agreement.

“Non-Controlling Holder” shall have the meaning assigned to such term in Section 20(d) hereof.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Servicer for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer to make such payments free of any obligation to withhold taxes; provided, that duly executed form(s) provided to the Servicer pursuant to Section 33(c) hereof shall be sufficient to evidence that such providing Holder is not a Non-Exempt Person or liability for withholding.

“Non-Lead Master Servicer” means the master servicer under a Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Non-Lead Note A Holder” means any Holder of a Note A (other than any Note A included in the Lead Note A Securitization).

“Non-Lead Note A PSA” shall mean after a Securitization of a Note A (other than any Note A included in the Lead Note A Securitization), the pooling and servicing agreement governing the related securitization trust.

“Non-Lead Special Servicer” shall mean the special servicer under a Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Non-Lead Trust” shall mean the trust established pursuant to a Non-Lead Note A PSA.

“Non-Lead Trustee” shall mean shall mean the trustee under a Non-Lead Note A PSA and any successor appointed as provided thereunder.

“Note A” shall mean any of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8.

“Note A Default Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note A Holders” shall have the meaning assigned to such term in the preamble.

“Note A Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Lead Note A Holder (or the Master Servicer or Trustee on its behalf), any Non-Lead A Holder (or a Non-Lead Master Servicer or Non-Lead Trustee on its behalf) with respect to any Note A, the Mortgage Loan or the Mortgaged Property.

“Note A Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note A-1,” “Note A-2,” “Note A-3,” “Note A-4,” “Note A-5,” “Note A-6,” “Note A-7” and “Note A-8” shall each have the meaning assigned to such term in the recitals.

“Note A-1 Holder,” “Note A-2 Holder,” “Note A-3 Holder,” “Note A-4 Holder,” “Note A-5 Holder,” “Note A-6 Holder,” “Note A-7 Holder” and “Note A-8 Holder” shall each have the meaning assigned to such term in the preamble.

“Note A PSA” shall mean the pooling and servicing agreement governing the securitization trust for the Note A after a Securitization of Note A.

“Note B” shall mean any of Note B-1-A, Note B-1-B, Note B-1-C, Note B-1-D, Note B-2-A, Note B-2-B, Note B-2-C, Note B-2-D, Note B-3-A, Note B-3-B, Note B-3-C and Note B-3-D.

“Note B Default Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note B Holders” shall have the meaning assigned to such term in the preamble.

“Note B Holder Advance” shall mean any monthly debt service payment advance or any property advance or other servicing advance by the Directing Note B Holder with respect to Note B, the Mortgage Loan or the Mortgaged Property (including, without limitation, any cure payment made by the Directing Note B Holder pursuant to Section 10(b) hereof).

“Note B Holder Purchase Notice” shall have the meaning assigned to such term in Section 10(a) hereof.

“Note B Interest Rate” shall have the meaning assigned to such term in the Mortgage Loan Schedule.

“Note B-1-A,” “Note B-1-B,” “Note B-1-C,” “Note B-1-D,” “Note B-2-A,” “Note B-2-B,” “Note B-2-C,” “Note B-2-D,” “Note B-3-A,” “Note B-3-B,” “Note B-3-C” and “Note B-3-D” shall each have the meaning assigned to such term in the recitals.

“Note B-1-A Holder,” “Note B-1-B Holder,” “Note B-1-C Holder,” “Note B-1-D Holder,” “Note B-2-A Holder,” “Note B-2-B Holder,” “Note B-2-C Holder,” “Note B-2-D Holder,” “Note B-3-A Holder,” “Note B-3-B Holder,” “Note B-3-C Holder” and “Note B-3-D Holder” shall each have the meaning assigned to such term in the preamble.

“Notes” shall mean, collectively, Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note B-1-A, Note B-1-B, Note B-1-C, Note B-1-D, Note B-2-A, Note B-2-B, Note B-2-C, Note B-2-D, Note B-3-A, Note B-3-B, Note B-3-C and Note B-3-D.

“Operating Advisor” shall mean the operating advisor under the Lead Note A PSA and any successor appointed as provided thereunder.

“Origination Date” shall have the meaning assigned to such term in the preamble.

“Payment Date” shall mean the “Monthly Payment Date” as such term (or other analogous term) is defined in the Loan Agreement.

“Penalty Charges” shall mean any amounts actually collected on the Mortgage Loan from the Mortgage Loan Borrower that represent late payment charges, other than a Prepayment Premium or default interest.

“Percentage Interest” shall mean, as of any date, (i) with respect to the Note A Holders, collectively, the Note A Percentage Interest, (ii) with respect to the Note B Holders, collectively, the Aggregate Note B Percentage Interest, (iii) with respect to any Note A Holder, the ratio of the Principal Balance of its Note A to the Mortgage Loan Principal Balance, and (iv) with respect to any Note B Holder, the ratio of the Principal Balance of its Note B to the Mortgage Loan Principal Balance.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i)(a) one of the entities listed on Exhibit B, or the successor-in-interest thereto or a Person Controlling, Controlled by or under Common Control with, any such entity, or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or (b) an entity that is otherwise a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of the definition thereof, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding or other action, whether voluntary or involuntary, of any case arising under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

“Pledge” shall have the meaning assigned to such term in Section 17 hereof.

“Pledgee” shall have the meaning assigned to such term in Section 17 hereof.

“Prepayment” shall mean any payment of principal made by the Mortgage Loan Borrower with respect to the Mortgage Loan which is received in advance of its scheduled Maturity Date, whether made by reason of a casualty or condemnation, due to the acceleration of the maturity of such Mortgage Loan or otherwise.

“Prepayment Premium” shall mean any prepayment premium, yield maintenance premium or similar fee required to be paid in connection with a Prepayment of the Mortgage Loan.

“Prima Qualified Transferee” shall mean any fund or Person directly or indirectly managed by Prima Capital Advisors LLC, provided that such fund or Person has total assets (in name or under management or advisement) in excess of $225,000,000.00 (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice) and (except with respect to a pension advisory firm, asset manager, registered investment advisor or similar fiduciary) has capital/statutory surplus or shareholder’s equity of at least $150,000,000.00 (including unpledged, uncalled irrevocable capital commitments that are unconditionally available to be called by such Person as cash capital contributions to such Person subject only to customary conditions such as minimum advance notice).

“Principal Balance” shall mean, at any time of determination, (i) with respect to the Senior Notes, collectively, the Aggregate Note A Principal Balance, (ii) with respect to the Subordinate Notes, collectively, the Aggregate Note B Principal Balance, (iii) with respect to any Note A, the Closing Date Principal Balance thereof set forth in the Mortgage Loan Schedule, less (x) any payments of principal thereon received by the related Note A Holder and (y) any reductions in such amount pursuant to Section 6 hereof, and (iv) with respect to any Note B, the Closing Date Principal Balance thereof set forth in the Mortgage Loan Schedule, less (x) any payments of principal thereon received by the related Note B Holder and (y) any reductions in such amount pursuant to Section 6 hereof.

“Purchase Option Notice” shall have the meaning assigned to such term in Section 9(a) hereof.

“Purchase Option Cut-Off Date” shall mean the earliest date to occur of (1) ninety (90) days after delivery to the Directing Note B Holder of the Purchase Option Notice, (2) the cure of the event or circumstance resulting in the Mortgage Loan being a Defaulted Mortgage Loan, (3) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, except that if the Servicer intends to accept a deed in lieu of foreclosure, it shall notify the Note B Holders, and the Directing Note B Holder shall have the option, within ten (10) Business Days from the date of receipt of notice to such effect, to deliver a Note B Holder Purchase Notice to the Lead Note A Holder (on behalf of all the Note A Holders) and, provided that such notice has been delivered within such time period, to consummate the purchase within thirty (30) days after such purchase notice is so delivered, and (4) the modification of the Mortgage Loan Documents effected in accordance herewith and with the terms of the Servicing Agreement (and subject to the approval rights of the Controlling Holder set forth herein and therein).

“Purchase Option Price” shall mean, with respect to each Note A, the sum of the following, without duplication: (i) the Principal Balance of such Note (as of the date of purchase), (ii) accrued and unpaid interest on the Principal Balance of such Note at the Interest Rate applicable to such Note, up to (but excluding) the date of purchase (or, if such Note has been deposited into a Securitization, if such date of purchase is not a Payment Date, up to (but excluding) the Payment Date next succeeding the date of purchase), provided payment is made in good funds by 3:00 p.m. New York local time, (iii) any unreimbursed Note A Holder Advances made by or on behalf of the Holder of such Note and interest thereon at the Advance Rate, (iv) any accrued and unpaid Servicing Fees, (v) any Special Servicing Fees and Liquidation Fees (but excluding any such Liquidation Fees if such Note is purchased within 90 days of the purchasing Holder’s receipt of the applicable Purchase Option Notice (provided, that if any Purchase Option Notices is delivered following a prior Purchase Option Notice, such 90 day period shall commence on the date of the subsequent Purchase Option Notice as long as the event that resulted in the prior Purchase Option Notice has, within the 90 day period following such prior Purchase Option Notice, ceased, been cured, been waived by the Servicer in writing, or otherwise is no longer in effect)) and (vi) any unreimbursed Costs incurred by the Holder of such Note. In determining the Purchase Option Price, amounts payable by the Mortgage Loan Borrower as a Prepayment Premium, default interest, Penalty Charges and other similar fees and the value of such amounts shall not be included; provided, that such amounts shall be included if the Person exercising the purchase option is a Borrower Party.

“Qualified Conduit Lender” shall mean, with respect to a Pledge by a Holder of its Note, a commercial paper conduit program (a “Conduit”) as to which the following conditions are satisfied:

(a)       the terms of the loan (a “Conduit Inventory Loan”) made by the Conduit to such Holder require the Conduit to maintain a third party (“Conduit Credit Enhancer”) to provide credit enhancement;

(b)       the Conduit Credit Enhancer is a Qualified Institutional Lender;

(c)       such Holder pledges its interest in such Note to the Conduit as collateral for the Conduit Inventory Loan; and

(d)       the Conduit Credit Enhancer and the Conduit agree that, if such Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Holder’s interest in such Note to the Conduit Credit Enhancer, and unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not, without obtaining the written consent of each other Holder, have any greater right to acquire the interests in such Note pledged by such Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Pledgee.

“Qualified Institutional Lender” means (i) each Initial Note A Holder, (ii) each Initial Note B Holder, (iii) Prima Mortgage Investment Trust (“Prima”), (iv) New York State Teachers’ Retirement System (“NYSTRS”), (v) any Prima Qualified Transferee, (vi) any Affiliate that is Controlled by any Person referred to in clauses (iii) through (v) above, and (vii) any one or more of the following (other than a Borrower Party):

(a)       a real estate investment trust, bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b)       an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c)       an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) of this definition that satisfies the Eligibility Requirements;

(d)       any entity Controlled by any of the entities described in clauses (a), (b) or (c) of this definition;

(e)       a Qualified Trustee (or in the case of a CLO, a single purpose bankruptcy remote entity that contemporaneously pledges its interest in a Note to a Qualified Trustee) in connection with (A) a securitization of, (B) the creation of mortgage pass-through certificates backed by, or other securitization of, a Note (any such securitization, “CMBS”) or the creation of collateralized loan obligations (“CLO”) secured by, or (C) a financing through an “owner trust” of a Note (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that also assigned a rating to one or more classes of securities issued in connection with the Securitization of Note A (if applicable) ; (2) the special servicer or manager of such Securitization Vehicle is a Qualified Servicer and such Qualified Servicer is required to service and administer such Note in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager that is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (a), (b), (c) or (d) of this definition;

(f)       the Trustee, in connection with the transactions contemplated by the Lead Note A PSA, or Non-Lead Trustee under a Non-Lead Note A PSA; or

(g)       an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as the managing member, general partner or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (a), (b), (c) or (d) of this definition.

“Qualified Servicer” shall mean (i) any nationally recognized commercial mortgage loan servicer (A) that is rated at least “CMS3” (in the case of a master servicer) or “CSS3” (in the case of a special servicer), by Fitch; (B) that appears on the S&P Select Servicer List as a U.S. Commercial Mortgage Master Servicer, in the case of a master servicer, and the S&P Select Servicer List as a U.S. Commercial Mortgage Special Servicer, in the case of a special servicer; (C) in the case of Moody’s, (1) that confirms in writing that it was appointed to act as, and currently serves as, master servicer or special servicer, as applicable, on a transaction-level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s, and (2) Moody’s has not cited servicing concerns with respect to such servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by such servicer prior to the time of determination; (D) in the case of Morningstar, that has a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, provided that if Morningstar has not issued a ranking with respect to such servicer, such servicer is acting as master servicer or special servicer in a commercial mortgage loan securitization that was rated by a Rating Agency within the twelve (12) month period prior to the date of determination, and Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such servicer as master servicer or special servicer, as applicable, of such commercial mortgage securities; (E) in the case of KBRA, (1) that is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA within the twelve (12) month period prior to the date of determination that has not been downgraded or caused the withdrawal of the then current rating on any class of commercial mortgage securities or placement of any class of commercial mortgage securities on watch citing the continuation of such servicer, as master servicer or special servicer, as applicable, of such commercial mortgage securities, as the sole or a material reason for such downgrade or withdrawal (or placement on watch) or (2) that has not acted as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by KBRA in such twelve (12) month period but has received a Rating Agency Confirmation from KBRA; and (F) in the case of DBRS, that is currently acting as master servicer or special servicer, as applicable, in a CMBS transaction rated by DBRS (as to which CMBS transaction there are outstanding CMBS rated by DBRS) and that has not been cited by DBRS as having servicing concerns that are the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by such servicer prior to the time of determination.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

“Rating Agencies” shall mean S&P, Moody’s, Fitch, KBRA, DBRS and Morningstar; provided, that at any time during which any Note A is an asset of a Securitization, “Rating Agencies” shall mean the rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Realized Principal Loss” shall mean any reduction in the Mortgage Loan Principal Balance that does not result in an accompanying payment of principal to any of the Holders, which may result from, but is not limited to, one of the following circumstances: (i) the cancellation or forgiveness of any portion of the Mortgage Loan Principal Balance in connection with a bankruptcy or similar proceeding or a modification or amendment of the Mortgage Loan granted by the Servicer pursuant to the terms of the Servicing Agreement and this Agreement; or (ii) a reduction in the mortgage interest rate in connection with a bankruptcy or similar proceeding involving the Mortgage Loan Borrower or a modification or amendment of the Mortgage Loan agreed to by the Servicer in accordance with the terms of the Servicing Agreement and this Agreement, that as a result of the application of Section 6, results in the application of principal to pay interest to one or more Holders (each such Realized Principal Loss described in this clause (ii) shall be deemed to have been incurred on the Payment Date for each affected Scheduled Payment).

“Redirection Notice” shall have the meaning assigned to such term in Section 17 hereof.

“REMIC” shall mean a “real estate mortgage investment conduit” as defined in section 860D of the Code.

“REO Property” shall mean the Mortgaged Property (or an interest therein) acquired by the lender through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC provisions of the Code.

“S&P” shall mean Standard & Poor’s Global Ratings, and its successors in interest.

“Scheduled Payment” shall mean the monthly debt service payment of scheduled principal and/or interest (but excluding default interest) due and payable in accordance with the terms of the Mortgage Loan Documents.

“Securitization” shall mean the sale by a Holder of all or a portion of its respective Note to a depositor, who will in turn include all or a portion of such Note as part of a securitization of one or more mortgage loans, as the context requires.

“Senior Notes” shall mean Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, collectively.

“Servicer” shall mean (i) prior to the Lead Note A Securitization Date, the Interim Servicer, (ii) on and after the Lead Note A Securitization Date, (a) if the Mortgage Loan is a non-Specially Serviced Mortgage Loan, the Master Servicer, and (b) if the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer (provided, that if the Lead Note A PSA allocates a specific function, right or obligation with respect to the Mortgage Loan to the Master Servicer or Special Servicer, “Servicer” shall mean the party so designated) and (iii) at any time the Mortgage Loan is not serviced pursuant to the Interim Servicing Agreement and no Note A is included in the Lead Note A Securitization, the servicer approved pursuant to Section 2 hereof.

“Servicer Remittance Date” shall have the meaning assigned to the term “Master Servicer Remittance Date” or other analogous term in the Servicing Agreement.

“Servicing Agreement” shall mean (i) prior to the Lead Note A Securitization Date, the Interim Servicing Agreement, and (ii) on and after the Lead Note A Securitization Date, the Lead Note A PSA; provided, that after the Lead Note A Securitization Date, if no Note A is included in the Lead Note A Securitization, or at any other time when the Mortgage Loan is not serviced pursuant to the Interim Servicing Agreement and the Lead Note A Securitization Date has not occurred, the term “Servicing Agreement” shall mean the subsequent servicing agreement entered into pursuant to Section 2 of this Agreement.

“Servicing Fee” (i) prior to the Lead Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee” or other analogous term in the Interim Servicing Agreement and (ii) on and after the Lead Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee” or other analogous term in the Lead Note A PSA.

“Servicing Fee Rate” (i) prior to the Lead Note A Securitization Date, shall mean the rate per annum at which the “Servicing Fee” (or other analogous term as defined in the Interim

Servicing Agreement) accrues and (ii) on and after the Lead Note A Securitization Date, shall have the meaning assigned to the term “Servicing Fee Rate” or other analogous term in the Lead Note A PSA.

“Servicing Standard” shall mean the standard of care that is to be applied by the Servicer in servicing and administering the Mortgage Loan, the Mortgaged Property and any REO Property, as set forth in the Servicing Agreement.

“Servicing Transfer Event” means an event under the Servicing Agreement that results in servicing of the Mortgage Loan being transferred from the Master Servicer to the Special Servicer.

“Special Servicer” shall mean the special servicer under the Lead Note A PSA and any successor appointed as provided thereunder and in accordance with the terms of this Agreement.

“Special Servicing Fee” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA; provided, that in no event shall the Special Servicing Fee rate payable with respect to the Mortgage Loan exceed 0.25% per annum.

“Specially Serviced Mortgage Loan” shall mean a mortgage loan serviced by the Special Servicer following a Servicing Transfer Event.

“Subordinate Notes” shall mean Note B-1-A, Note B-1-B, Note B-1-C, Note B-1-D, Note B-2-A, Note B-2-B, Note B-2-C, Note B-2-D, Note B-3-A, Note B-3-B, Note B-3-C and Note B-3-D, collectively.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 20(c) hereof.

“Threshold Event Cure” shall have the meaning assigned to such term in Section 20(c) hereof.

“Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Triggering Event of Default” shall mean (i) any Event of Default with respect to an obligation of the Mortgage Loan Borrower to pay money due under the Mortgage Loan or (ii) so long as any Note A is included in a Securitization (and only on and after the Lead Note A Securitization Date) any non-monetary Event of Default (other than any imminent Event of Default) resulting in the Mortgage Loan becoming a Specially Serviced Mortgage Loan. A Triggering Event of Default shall not exist if the Directing Note B Holder is exercising its cure rights in accordance with Section 10 of this Agreement and the applicable cure period has not expired.

“Trust” shall mean the trust established pursuant to the Lead Note A PSA.

“Trustee” shall mean the trustee under the Lead Note A PSA and any successor appointed as provided thereunder.

“UBS AG, New York Branch” shall have the meaning assigned to such term in the preamble.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the law of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Person have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“Workout Fee” shall have the meaning assigned to such term or other analogous term in the Lead Note A PSA; provided, that in no event shall the Workout Fee rate payable with respect to the Mortgage Loan exceed 0.5% per annum. The Workout Fee with respect to the Mortgage Loan shall cease to be payable if the Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan or if the Mortgaged Property becomes an REO Property. If the Mortgage Loan thereafter ceases to be a Specially Serviced Mortgage Loan, a new Workout Fee shall be payable to the applicable Servicer that is responsible for servicing the Mortgage Loan, subject to the qualification in the preceding sentence.

2.       Administration of the Mortgage Loan Generally.

(a)       From and after the date hereof, administration of the Mortgage Loan shall be governed by this Agreement and the Servicing Agreement; provided, that (i) the rights and remedies of each Note B Holder under the Servicing Agreement shall not be materially worse than, and the Servicing Agreement shall not materially impair, the rights and remedies of such Note B Holder set forth herein (and any obligations of a Note B Holder under the Servicing Agreement shall not be materially greater than, nor shall the Servicing Agreement create obligations that are materially greater than, the obligations of such Note B Holder set forth herein), (ii) the provisions of the Servicing Agreement as they relate to the rights and obligations of Note B Holders may differ from those in this Agreement to the extent requested by the Rating Agencies, subordinate bond buyers or any of the other parties to the Servicing Agreement and may differ to the extent necessary in order for the Note A Holders and their Affiliates to obtain accounting “sale” treatment for the Senior Notes under FAS 140; provided, that in all cases, any such differences shall not have a material adverse effect on any of the rights, remedies or protections granted to the Holders under this Agreement (without giving effect to any provision of this Agreement that states that a term shall have “the meaning assigned to such term in the

Servicing Agreement,” or be “subject to the Servicing Agreement” or similar phrases); and (iii) the Servicing Agreement shall not be amended or modified in any manner materially adverse to a Note B Holder or in any manner that adversely affects such Holder’s rights under this Agreement or under the Mortgage Loan Documents without the prior written consent of such Holder. The Lead Note A Holder shall have the right to appoint any Master Servicer in accordance with the terms of the Servicing Agreement. The Controlling Holder shall have the right from and after the date of this Agreement to appoint the Special Servicer with respect to the Mortgage Loan in accordance with the terms of this Agreement.

(b)       Following the Lead Note A Securitization Date, if at any time Lead Note A ceases to be an asset of the Trust, the Lead Note A Holder shall cause the Mortgage Loan to be serviced for the benefit of all Holders pursuant to a servicing agreement that has been agreed upon by the Holders, and that is substantially similar to the servicing provisions of the Lead Note A PSA, and all references herein to the “Servicing Agreement” shall mean such subsequent servicing agreement; provided, that until a replacement servicing agreement has been entered into, the Lead Note A Holder shall cause the Mortgage Loan to be serviced for the benefit of all Holders pursuant to the provisions of the Lead Note A PSA as if such agreement were still in full force and effect with respect to the Mortgage Loan; provided, further, that until a replacement servicing agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Qualified Servicer appointed by the Lead Note A Holder and does not have to be performed by the servicers under the Lead Note A PSA. Consent of the Note B Holders to any replacement Servicing Agreement proposed by the Lead Note A Holder shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein (including Sections 5, 19 and 20(a) hereof), in accordance with the Servicing Agreement, the Servicer shall be required to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of each Holder (unless such Holder is a Borrower Party), with a view to maximizing the realization for all such Holders as a collective whole (it being understood that the interests of the Note B Holders are junior interests subject to the terms and conditions of this Agreement). Each Holder that is not a Borrower Party shall be deemed a third party beneficiary of such provisions of the Servicing Agreement.

(c)       Each Note B Holder hereby irrevocably appoints the Depositor as such Holder’s attorney in fact to sign the Lead Note A PSA on its behalf with respect to such provisions that relate to the servicing of the Mortgage Loan and its Note B.

(d)       The Holders acknowledge (x) that the Servicer is to comply with this Agreement and the Mortgage Loan Documents in the servicing of the Mortgage Loan and (y) that the rights of the holder of the Mortgage Loan, and consequently those of the Holders, are subject to the terms and provisions of the Mortgage Loan Documents and the laws applicable to the Mortgage Loan. The Holders further acknowledge that this Agreement shall constitute an “Intercreditor Agreement” as such term or other analogous term is defined under the Lead Note A PSA.

(e)       Prior to the Lead Note A Securitization Date, the Servicer shall be entitled to the Servicing Fee, and the engagement of Servicer for any Special Services (as such term or other analogous term is defined in the Interim Servicing Agreement), and the fees therefor, shall require the consent of all of the Holders. From and after the Lead Note A Securitization Date, (i) the applicable Servicer shall be entitled to the Servicing Fee, the Special Servicing Fee, the Liquidation Fee and the Workout Fee, in each case at the times and in the amounts set forth in the Servicing Agreement, and (ii) the Holders acknowledge that pursuant to the Servicing Agreement, a Servicer may be entitled to receive Additional Servicing Compensation, and to the extent any such Additional Servicing Compensation is actually received by a Servicer in accordance with the Servicing Agreement, such Servicer shall be entitled to retain the same.

(f)       The parties hereto acknowledge that each Note A or interests therein may be included as assets of a REMIC, and any provision of this Agreement to the contrary notwithstanding, for so long as any interest in a Note A remains an asset of a REMIC: (i) the Mortgage Loan shall be administered such that it shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Holder of a Note A pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or otherwise or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, and (iii) no Holder may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Treasury Regulation Section 1.860G-2(b), more than three (3) months after the earliest startup day of the REMIC which includes a Note A (or any portion thereof) or would otherwise cause the REMIC to fail to qualify as a REMIC. The Holders agree that the provisions of this paragraph shall be effected by compliance by each Note A Holder or its assignee with this Agreement, the Servicing Agreement or any other servicing agreement that governs the administration of the Mortgage Loan or the Holders’ interest therein.

(g)       Each Non-Lead Note A Holder (including, but not limited to, any Non-Lead Trust into which such Non-Lead Note A is deposited) shall, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, pay or reimburse the Lead Note A Securitization for such Non-Lead Note A Holder’s pro rata share (on a pro rata and pari passu basis) of the portion allocated to the Senior Notes of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Depositor or CREFC®, as applicable, is entitled to be reimbursed pursuant to the Lead Note A PSA and any costs, fees and expenses related to obtaining any Rating Agency Confirmation, to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts and after allocation of such amounts first to the Subordinate Notes (on a pro rata and pari passu basis). In addition to the reimbursement obligations with respect to Advances (and Advance Interest) otherwise provided for in this Agreement, each Non-Lead Note A Holder agrees to indemnify (as and to the same extent the Trust is required to indemnify each of the following parties pursuant to the terms of the Lead Note A PSA) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Note A PSA) (the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Note A PSA (collectively, the “Indemnified Items”) to the extent of its pro rata share (on a pro rata and pari passu basis) of the portion allocated to the Senior Notes of such Indemnified Items, and to the extent amounts on deposit in the Collection Account are insufficient for reimbursement of such amounts and after allocation of such amounts first to the Subordinate Notes (on a pro rata and pari passu basis), each Non-Lead Note A Holder shall, promptly following notice from the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, reimburse each of the applicable Indemnified Parties for such pro rata share (including, if a Non-Lead Note A has been included in a Non-Lead Trust, from general collections or any other amounts from the related Non-Lead Trust).

3.       Subordination of the Subordinate Notes; Payments Prior to a Triggering Event of Default. Each Note B and the rights of the Note B Holders to receive payments of principal, interest and other amounts in respect of any Note B shall at all times be junior, subject and subordinate to the Senior Notes and the rights of the Note A Holders to receive payments of principal, interest and other amounts in respect of the Senior Notes. Subject to the application of Section 6, if no Triggering Event of Default shall have occurred and be continuing, then all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Servicer (or, after the Lead Note A Securitization Date, the Master Servicer) and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)       first, to the Lead Note A Holder (or a Servicer or the Trustee, as applicable), up to the amount of any unreimbursed Costs paid by the Lead Note A Holder (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable hereunder or under the Servicing Agreement;

(b)       second, to the Servicer and any Special Servicer, the applicable accrued and unpaid Servicing Fee, Special Servicing Fee and any Workout Fee, earned by them with respect to the Mortgage Loan under this Agreement or the Servicing Agreement;

(c)       third, pro rata based on their respective interest entitlements, to each Holder, in an amount equal to the accrued and unpaid interest on its respective Principal Balance at the Net Interest Rate applicable to such Note;

(d)       fourth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any principal payments received on the Mortgage Loan for the related interest accrual period, which amounts shall be applied in reduction of the Principal Balance of each Note;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), first, to the Note A Holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note A Holders in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to the Senior Notes, and second, to the Note B Holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note B Holders in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to the Subordinate Notes;

(f)       sixth, to the Directing Note B Holder (or any Person acting on its behalf), up to the amount of any unreimbursed Note B Holder Advances made by the Directing Note B Holder and any applicable interest thereon at the Advance Rate and unreimbursed Costs paid by the Directing Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)       seventh, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holders (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the Aggregate Note A Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holders, on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the Aggregate Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 3 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate

(h)       eighth, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(i)       ninth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 3) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(j)       tenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (i) of this Section 3.

4.       Payments Following a Triggering Event of Default. Subject to the application of Section 6, after the occurrence of a Triggering Event of Default and for so long as such Triggering Event of Default is continuing, then all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on the Mortgage Loan (including, without limitation, payments received in connection with any guaranty or indemnity agreement), whether received in the form of Scheduled Payments, Prepayments, balloon payments, Liquidation Proceeds, Note B Holder Advances, Penalty Charges, cure payments, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than any amounts for required reserves or escrows required by the Mortgage Loan Documents and proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the Servicing Standard or the Mortgage Loan Documents) shall be distributed by the Servicer (or, after the Lead Note A Securitization Date, the Master Servicer) and applied in the following order of priority, subject to any deduction, reimbursement, recovery or other payment required or permitted under this Agreement with respect to the Mortgage Loan or the Mortgaged Property (and payments shall be made at such times as are set forth in the Servicing Agreement), in each case to the extent of available funds:

(a)       first, to the Lead Note A Holder (or a Servicer or the Trustee, as applicable), up to the amount of any unreimbursed Costs paid by the Lead Note A Holder (or paid or advanced by a Servicer or the Trustee, as applicable) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement, including, without limitation, unreimbursed Note A Holder Advances and interest thereon at the applicable Advance Rate, to the extent such Costs and Note A Holder Advances and interest thereon are then payable hereunder or under the Servicing Agreement;

(b)       second, to the Servicer and any Special Servicer, the applicable accrued and unpaid Servicing Fee, Special Servicing Fee and any Workout Fee, earned by them with respect to the Mortgage Loan under this Agreement or the Servicing Agreement;

(c)       third, to the Note A Holders, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the Aggregate Note A Principal Balance at the Note A Net Interest Rate;

(d)       fourth, to the Note A Holders, on a pro rata and pari passu basis, until the Principal Balance of each Note A has been paid in full;

(e)       fifth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d), to the Note A Holders, on a pro rata and pari passu basis, in an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note A Holders in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note A Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to the Senior Notes;

(f)       sixth, to the Directing Note B Holder (or any Person acting on its behalf), up to the amount of any unreimbursed Note B Holder Advances made by the Directing Note B Holder and any applicable interest thereon at the Advance Rate and unreimbursed Costs paid by the Directing Note B Holder (or such Person acting on its behalf) with respect to the Mortgage Loan pursuant to this Agreement or the Servicing Agreement;

(g)       seventh, to the Note B Holders, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the Aggregate Note B Principal Balance at the Note B Net Interest Rate;

(h)       eighth, to the Note B Holders, on a pro rata and pari passu basis, until the Aggregate Note B Principal Balance has been paid in full;

(i)       ninth, if the proceeds of any foreclosure sale or any liquidation of the Mortgage Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h), to the Note B Holders, on a pro rata and pari passu basis, an amount equal to the aggregate of unreimbursed Realized Principal Losses previously allocated to the Note B Holders in accordance with the terms of Section 6 or Section 7, plus interest thereon at the Note B Net Interest Rate compounded monthly from the date the related Realized Principal Loss was allocated to the Subordinate Notes;

(j)       tenth, any interest accrued at the Mortgage Loan Default Rate on the Mortgage Loan Principal Balance to the extent such default interest amount is (i) actually paid by the Mortgage Loan Borrower and (ii) in excess of interest accrued on the Mortgage Loan Principal Balance at the Mortgage Interest Rate, (x) first, to the Note A Holders (subject to the allocation of such amount pursuant to the terms of the Servicing Agreement), on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the Aggregate Note A Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note A Default Interest Rate over (B) the Note A Interest Rate, and (y) second, to the Note B Holders, on a pro rata and pari passu basis according to their entitlements, in an amount calculated on the Aggregate Note B Principal Balance on such Payment Date prior to the application of funds contemplated in this Section 4 at the excess of (A) the Note B Default Interest Rate over (B) the Note B Interest Rate

(k)       eleventh, pro rata, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any Prepayment Premium, in each case, to the extent actually paid by the Mortgage Loan Borrower;

(l)       twelfth, pro rata, to the extent not payable to any Servicer as Additional Servicing Compensation, to each Holder, its Percentage Interest (prior to the application of funds contemplated in this Section 4) of any extension fees, assumption fees and Penalty Charges, in each case, to the extent actually paid by the Mortgage Loan Borrower; and

(m)       thirteenth, pro rata, to the Holders in accordance with their respective initial Percentage Interests, any excess amount not otherwise applied pursuant to the foregoing clauses (a) through (l) of this Section 4.

5.       Priority of Payments to Note A Holders; Priority of Payments to Note B Holders. As between each Note A, each such Note A shall be of equal priority, and no portion of any Note A shall have priority or preference over any portion of any other Note A or security therefor. All amounts allocable to the Senior Notes or the Note A Holders pursuant to Section 3 or Section 4, including any Appraisal Reductions and Realized Principal Losses, shall be applied by the Servicer to each Note A or Note A Holder, as applicable, on a pro rata and pari passu basis. As between each Note B, each such Note B shall be of equal priority, and no portion of any Note B shall have priority or preference over any portion of any other Note B or security therefor. All amounts allocable to the Subordinate Notes or the Note B Holders pursuant to Section 3 or Section 4, including any Appraisal Reductions and Realized Principal Losses, shall be applied by the Servicer to each Note B or Note B Holder, as applicable, on a pro rata and pari passu basis.

6.       Workout. Notwithstanding anything to the contrary contained herein, if the Servicer after obtaining the consent of the Controlling Holder to the extent the same is required under this Agreement, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate (or any Note’s Interest Rate) is reduced, (iii) payments of interest or principal on the Mortgage Loan are waived, reduced or deferred, other than a deferral of the balloon payment resulting solely from the extension of the Maturity Date of the Mortgage Loan pursuant to the terms of the Servicing Agreement or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, the full adverse economic effect of such modification, waiver or amendment of amounts due on the Mortgage Loan shall be borne, first, by the Note B Holders on a pro rata and pari passu basis (in each case up to the Principal Balance of the related Note B, together with accrued interest thereon at the Note B Interest Rate and any other amounts due the related Note B Holder), and second, by the Note A Holders on a pro rata and pari passu basis (in each case up to the Principal Balance of the related Note A, together with accrued interest thereon at the Note A Interest Rate and any other amounts due the related Note A Holder), and all distributions pursuant to Section 3, Section 4 and Section 5 hereunder shall be made accordingly. The preceding statement shall not be construed to limit the rights or benefits of any Person under Section 19 or Section 20 of this Agreement or the provisions of the Servicing Agreement, including the Servicer’s obligation to act in accordance with the Servicing Standard. If the Mortgaged Property becomes an REO Property, (a) the Holders shall have beneficial ownership of such REO Property notwithstanding the manner in which title may be taken under the Servicing Agreement, (b) the Mortgage Loan shall be deemed to remain outstanding, with the same terms and conditions as in effect immediately prior to foreclosure or the acceptance of a deed in lieu of foreclosure, for purposes of the relative rights of the Holders between each other under this Agreement and the Servicing Agreement and (c) all revenues from and proceeds of such REO Property shall be allocated and distributed under Section 4 of this Agreement. In no event shall a purchase of Note A by the Directing Note B Holder be construed as a workout for purposes of the calculation of the Workout Fee, nor shall both a Liquidation Fee and a Workout Fee be payable to one or more Servicers, whether individually or in the aggregate, with respect to the same proceeds or collections.

7.       Collection Accounts; Payment Procedure. Pursuant to the terms of the Servicing Agreement, the Lead Note A Holder shall cause the Servicer (and, after the Lead Note A Securitization Date, the Master Servicer) to establish and maintain the Collection Account or Collection Accounts, as applicable. Each Holder hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3, Section 4 or Section 5 hereof, as applicable, and subject to the terms of the Servicing Agreement and this Agreement (which shall control to the extent set forth herein in the event of any conflict between the Servicing Agreement and this Agreement), (i) to deposit into the applicable Collection Account within one Business Day of receipt of properly identified funds all payments received with respect to the Mortgage Loan (provided, that to the extent that any payment is received after 2:00 p.m. (Eastern time) on any given Business Day, the Master Servicer is required to use commercially reasonable efforts to deposit such payments into the Collection Account within one (1) Business Day of receipt of such payments but, in any event, the Master Servicer is required to deposit such payments into the applicable Collection Account within two (2) Business Days of receipt of such payments) and (ii) to remit from the applicable Collection Account for deposit or credit on each Servicer Remittance Date all payments of any kind received with respect to and allocable to each Note, by wire transfer to accounts maintained by each Holder and designated to the Servicer in writing. Amounts on deposit in the Collection Account shall be applied at the times and for the purposes specified in the Servicing Agreement. If the Servicer holding or having distributed any amount received or collected in respect of any Note determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to another Holder, the Servicer or any other Person, then, notwithstanding any other provision of this Agreement, the Servicer shall not be required to distribute any portion thereof to the Holder of such Note, and such Holder, as applicable, shall promptly on demand repay to the Servicer the portion thereof which shall have been theretofore distributed to such Holder together with interest thereon at such rate, if any, as the Servicer shall have been required to pay to the Mortgage Loan Borrower, another Holder, the Servicer or such other Person with respect thereto, or, if the amount in question had been advanced by the Servicer, then with interest thereon at the Advance Rate. Each Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the Servicer. The Servicer shall have the right to offset any amounts due hereunder from a Holder, as applicable, with respect to the Mortgage Loan against any future payments due to such Holder under the Mortgage Loan, provided, that the obligations of each Holder under this Section 7 are separate and distinct obligations from one another and in no event shall the Servicer enforce the obligations of one Holder against another Holder. The obligations of each Holder under this Section 7 constitute absolute, unconditional and continuing obligations and the Servicer shall be deemed a third party beneficiary of these provisions.

The Servicer shall distribute (or cause to be distributed) to the Holders all payments due to the Holders in accordance with Section 3, Section 4 and Section 5 hereof; provided, that prior to calculating any amount of interest or principal due on such date to the Holders, the Servicer shall reduce the Aggregate Note B Principal Balance (not below zero) by any Realized Principal Loss with respect to the Mortgage Loan (which such amount shall be applied to reduce the Principal Balances of the Subordinate Notes on a pro rata and pari passu basis), and after the Aggregate Note B Principal Balance has been reduced to zero, the Servicer shall reduce (not below zero) the Principal Balances of Senior Notes, on a pro rata and pari passu basis, by any remaining Realized Principal Loss with respect to the Mortgage Loan.

8.       Advances.

(a)       Prior to the Lead Note A Securitization Date, if the Lead Note A Holder (or the Servicer on its behalf) elects, in its reasonable good faith discretion and in accordance with the Servicing Standard, to make a Note A Holder Advance, the Lead Note A Holder shall notify the Note B Holders promptly, which notice shall set forth the amount of the additional funds required, the date such funds are required and a summary of the need for such advance. The Directing Note B Holder shall have the right to advance on or before the date specified in the related notice its pro rata share of any such that relates to Note B, determined based upon the Aggregate Note B Percentage Interest. If the Directing Note B Holder fails or refuses to advance the foregoing share of such Note A Holder Advance, the Lead Note A Holder shall have the right to advance the portion of the Note A Holder Advance not advanced by the Directing Note B Holder. Repayment of any and all such Advances made by any Note A Holder and/or Note B Holder together with interest thereon at the Advance Rate, if applicable, shall be paid to the Holders as provided in Section 3 and Section 4 hereof.

(b)       The parties acknowledge that from and after the Lead Note A Securitization Date, the Master Servicer, the Special Servicer and/or the Trustee may make (and in certain circumstances, shall be required to make) Advances under the Lead Note A PSA, in which case interest may accrue on such Advances at the Advance Rate. The right of the Master Servicer, the Special Servicer and the Trustee to reimbursement for such Advances and interest accrued thereon is prior to the rights of the Holders to receive any distributions or amounts recovered with respect to the Mortgage Loan or the Mortgaged Property to the extent provided in this Agreement and the Lead Note A PSA.

(c)       (i) Prior to the Lead Note A Securitization Date, no monthly debt service payment Advances shall be made with respect to Note A or Note B, and (ii) from and after the Lead Note A Securitization Date, no monthly debt service payment Advance shall be made with respect to Note B.

(d)       Notwithstanding any other provisions contained herein or in the Servicing Agreement to the contrary, no Note B Holder shall be required to reimburse the Note A Holders or any other Person for a payment of any REMIC or grantor trust taxes or Advances therefor or interest accrued thereon at the Advance Rate or for deficits in other items of disbursement or income resulting from the use of funds for payment of REMIC or grantor trust taxes (other than such Holder’s pro rata share (based on its Percentage Interest) of taxes imposed in connection with the grantor trust created pursuant to this Agreement)), nor shall any disbursement or payment otherwise distributable to any Note B Holder be reduced to offset or make up any such payment or deficit or any fees payable to the Trustee or the Certificate Administrator under the Servicing Agreement.

9.       Limitation on Liability. Subject to Section 20(e) hereof and the terms of the Servicing Agreement, no Holder shall have any liability to any other Holder with respect to such other Holder’s Note, except with respect to losses actually suffered due to the bad faith, gross negligence, willful misconduct or breach of this Agreement on the part of such Holder; provided, that nothing herein shall be deemed to contravene any provisions relating to liability of the Servicer or the Trustee under the Servicing Agreement. No Holder shall have any fiduciary responsibilities to any other Holder.

10.       Note Purchase Option; Cure Rights

(a)       If the Mortgage Loan becomes and remains a Defaulted Mortgage Loan, upon written notice from the Lead Note A Holder (a “Purchase Option Notice”) of such occurrence (which notice the Servicer shall give to the Note B Holders), the Directing Note B Holder shall have the right, subject to the last sentence of this Section 10(a), by written notice to the Lead Note A Holder (a “Note B Holder Purchase Notice”), given prior to the Purchase Option Cut-Off Date to purchase each Note A (for its own account or for the account of another Note B Holder) at the related Purchase Option Price.

In the case of an exercise of the purchase option by the Directing Note B Holder, upon the delivery of the Note B Holder Purchase Notice to the Lead Note A Holder, the Note A Holders shall sell (and the Directing Note B Holder shall purchase) each Note A (without recourse or warranty, except that such selling Holder shall represent and warrant that it owns 100% of the economic and beneficial interests in its respective Note free and clear of liens, encumbrances and any participations therein) at the related Purchase Option Price on a date not less than five (5) Business Days nor more than thirty (30) days after the date of the Note B Holder Purchase Notice on a date mutually designated by the Directing Note B Holder and such selling Holder. If the Directing Note B Holder timely exercises the purchase option, the period during which the Directing Note B Holder is required to consummate such purchase shall be extended by an additional 30 days upon delivery to the Lead Note A Holder prior to the expiration of such initial period of a non-refundable (unless the Note A Holders do not or unable to transfer each Note A as provided above) cash deposit in an amount equal to 5% of the Purchase Option Price, which cash deposit shall be applied to the Purchase Option Price at the closing of the purchase. The Directing Note B Holder shall also pay all reasonable out-of-pocket costs and expenses of the Lead Note A Holder (and the Servicer or Trustee on its behalf) in connection with such purchase.

The applicable Purchase Option Price shall be calculated by the Servicer three (3) Business Days prior to the date upon which a Holder is to consummate the purchase described above (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon each Holder.

The right of the Directing Note B Holder to exercise the purchase option hereunder shall automatically terminate upon the related Purchase Option Cut-Off Date, subject to the possibility that such right will be reinstated after the occurrence of the events described in clauses (2) or (4) in the definition of “Purchase Option Cut-Off Date” if another event which causes the Mortgage Loan to become a Defaulted Mortgage Loan subsequently occurs. Upon the consummation of a sale pursuant to the purchase option contemplated by this Section 10(a), each Note A Holder (or the Servicer or Trustee on its behalf) shall deliver all original Mortgage Loan Documents and other applicable materials in its possession to the Directing Note B Holder. Notwithstanding the foregoing, if a Borrower Party holds any interest in the Directing Note B Holder’s Note B, the purchase option set forth in this Section 10(a) shall be exercisable by the remainder, if any, of the interest in such Note B that is not so held.

(b)       The Directing Note B Holder (provided that such Holder is not a Borrower Party) shall have the right (but not the obligation) to cure a monetary Event of Default or a non-monetary Event of Default; provided, that if such Holder elects to cure any Event of Default, the Event of Default must be cured, in the case of a monetary Event of Default, within ten (10) Business Days following receipt of the first notice of such Event of Default, and in the case of a non-monetary Event of Default, thirty (30) days following receipt of the first notice of such Event of Default; provided if such non-monetary Event of Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Directing Note B Holder, the Directing Note B Holder shall be given an additional period of time as reasonably necessary to enable the Directing Note B Holder in the exercise of due diligence to cure such non-monetary Event of Default for so long as (i) the Directing Note B Holder diligently and expeditiously proceeds to cure such non-monetary Event of Default, (ii) the Directing Note B Holder makes all cure payments, if any, that it is permitted to make in accordance with the terms and provisions of this clause (b) (exclusive of any default interest, late fees and/or late charges), (iii) such additional period of time does not exceed ninety (90) days, (iv) such non-monetary Event of Default is not caused by an insolvency proceeding of the Mortgage Loan Borrower, operating lessee or any other obligor under the Loan Agreement or an insolvency proceeding of the Mortgage Loan Borrower, operating lessee or any other obligor under the Loan Agreement does not occur during such cure period and (v) there is no material impairment to the value, use or operation of the Mortgaged Property, or the value of the Mortgage Loan, as reasonably determined by Servicer in good faith as a result of such non-monetary default or the attempted cure (each such cure right, the “Cure Right” and the exercise of such right, a “Cure Event”); provided the right to cure such Event of Default shall be limited as follows: (i) there shall not be more than six Cure Events over the life of the Mortgage Loan, (ii) there shall not be more than four consecutive Cure Events and (iii) there shall not be more than four Cure Events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual Cure Event shall, in the event of a delinquent Scheduled Payment, terminate on the date that such payment is made unless Note A has been securitized, in which case it shall terminate on the next Payment Date. If a Holder elects to exercise a Cure Right, it shall make the applicable cure payment as directed by the Lead Note A Holder (or the Servicer on its behalf), and each such cure payment shall include all Costs imposed on, incurred by or asserted against the Note A Holders (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a non-recoverable advance) and any interest charged thereon at the Advance Rate, and any unpaid Special Servicing Fees with respect to the Mortgage Loan) related to the Event of Default and incurred during the period of time from such Event of Default until such cure payment is made. The right of the Directing Note B Holder to reimbursement of any cure payment shall be as set forth in Section 3 and Section 4, as applicable. So long as a default exists that is being cured by the Directing Note B Holder pursuant to this Section 10(b) and the cure period has not expired and the Directing Note B Holder is permitted to cure under the terms of this Section 10(b), the Note A Holders, the Servicer and the Trustee shall not treat such default as a default or a Triggering Event of Default for purposes of (i) accelerating the Mortgage Loan, (ii) modifying, amending or waiving any provisions of the Mortgage Loan Documents, (iii) commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property or enforcing any other rights and/or remedies under the Mortgage Loan Documents, (iv) treating the Mortgage Loan as a Specially Serviced Mortgage Loan or (v) Section 3 or Section 4 hereof; provided, that such limitations shall not prevent the Note A Holders, the Servicer or the Trustee from sending notices of the default to the Mortgage Loan Borrower or any related guarantor or making demands on the Mortgage Loan Borrower or any related guarantor or from collecting default interest or late payment charges from the Mortgage Loan Borrower. Additional Cure Events shall only be permitted with the consent of each Holder.

11.       Additional Understanding. For as long as the Mortgage Loan remains outstanding:

(a)       Financial Statements Etc. Promptly upon receipt thereof, the Lead Note A Holder (or the Servicer acting on its behalf) shall provide each Note B Holder copies of each financial statement and any other reports or notices delivered to the Lead Note A Holder (or any Servicer acting on its behalf) pursuant to the terms of the Mortgage Loan Documents. Subject to the terms of the Mortgage Loan Documents, promptly upon receipt thereof so long as such Note B Holder is not a Borrower Party, the Lead Note A Holder (or the Servicer acting on its behalf) shall also deliver to such Holder copies of any other documents relating to the Mortgage Loan (to the extent in the Lead Note A Holder’s or Servicer’s possession), including, without limitation, property inspection reports and loan servicing statements.

(b)       Copies. Any copies of financial statements, reports or statements to be furnished by a Servicer under this Agreement may be furnished by hard copy or electronic means.

12.       Representations. Each Initial Note A Holder and each Initial Note B Holder hereby represents and warrants as of the date hereof that:

(a)       Such Holder is duly organized, validly existing and in good standing as a legal entity under the laws of its jurisdiction of organization;

(b)       The execution and delivery of this Agreement by such Holder, and the performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affects its ability to carry out the transactions contemplated by this Agreement;

(c)       Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

(d)       This Agreement is its legal, valid and binding obligation, enforceable against such Holder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)       Such Holder has the right to enter into this Agreement without the consent of any third party;

(f)       Such Holder is holding its Note for its own account in the ordinary course of its business;

(g)       Such Holder has not dealt with any broker, investment banker, agent or other person that is entitled to any commission or compensation in connection with the execution and delivery of this Agreement; and

(h)       Such Holder is a Qualified Institutional Lender.

13.       [Reserved].

14.       Independent Analyses of the Note B Holders. Each Initial Note B Holder acknowledges that it has, independently and without reliance upon any Note A Holder and based on such documents and information as such Holder has deemed appropriate, made its own credit analysis and decision to purchase its Note. Each Note B Holder hereby acknowledges that the Note A Holders have not made any representations or warranties with respect to the Mortgage Loan and that the Note A Holders shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Note B Holder assumes all risk of loss in connection with its applicable Note B for reasons other than gross negligence, willful misconduct or breach of this Agreement by the Note A Holders or negligence, willful misconduct or bad faith or breach of the Servicing Agreement by the Servicer or the Trustee.

15.       No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the Lead Note A Holder (or the Servicer or Trustee on its behalf), the Non-Lead Note A Holders (or any Non-Lead Servicers or Non-Lead Trustees on their behalf) and the Note B Holders as a partnership, association, joint venture or other entity. None of the Holders (or, in the case of any Note A Holder, any Servicer, Trustee, Non-Lead Servicer or Non-Lead Trustee on its behalf) shall have any obligation whatsoever to offer to any other party the opportunity to purchase notes or interests relating to any future loans originated by either party or their respective Affiliates, and if any such party chooses to offer to another party the opportunity to purchase notes or interests in any future mortgage loans originated by it or its Affiliates, such offer shall be at such purchase price and interest rate as the applicable party chooses in its sole and absolute discretion. No Holder shall have any obligation whatsoever to purchase from another Holder any notes or interests in any future loans originated by another Holder or any of its Affiliates.

16.       Not a Security. None of the Notes shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

17.       Transfer of Notes.

(a)       Each Holder may Transfer 49% or less in the aggregate (in one or more transactions) of its beneficial interest in its Note, whether or not the related transferee is a Qualified Institutional Lender without the consent or approval of each other Holder, the Servicer or any other Person, provided that any such Transfer shall be made in accordance with the conditions in the second succeeding sentence below. No Holder shall Transfer more than 49% (in one or more transactions) of its beneficial interest in its Note, unless (i) each other Holder has consented (which consent shall not be unreasonably withheld, conditioned, or delayed) to such Transfer (and the transferring Holder shall have paid all reasonable out-of-pocket costs and expenses of each non-transferring Holder in connection with obtaining any such consent), in which case the related transferee shall thereafter be deemed to be a “Qualified Institutional Lender” for all purposes under this agreement, or (ii) such Transfer is to a Qualified Institutional Lender, provided any such Transfer made pursuant to clauses (i) or (ii) of this sentence shall be made in accordance with the conditions in the next sentence of this Section 17(a). Each Holder agrees that each Transfer to be made by it under clauses (a) or (b) of this Section 17 is subject to the following conditions: (i) all such Transfers shall be made upon at least three (3) Business Days’ prior written notice to each other Holder, (ii) a transferee of any interest in such Note shall (x) execute an assignment and assumption agreement whereby such transferee assumes all or a ratable portion, as the case may be, of the obligations of the transferring Holder hereunder with respect to the transferred Note from and after the date of such assignment (or, in the case of a pledge, collateral assignment or other encumbrance by the transferring Holder of its Note solely as security for a loan to such transferring Holder, made by a third-party lender whereby the transferring Holder remains fully liable under this Agreement, such third party lender executes an agreement that such lender shall be bound by the terms and provisions of this Agreement and the obligations of the transferring Holder hereunder on and after the date on which such lender succeeds to the rights of the transferring Holder hereunder by foreclosure or otherwise) and (y) agree in writing to be bound by the Servicing Agreement, unless the Servicing Agreement is not then in effect with respect to the Mortgage Loan, in which event the parties will enter into or agree to be bound by any replacement servicing agreement therefor in accordance with the provisions of Section 2 and (iii) the proposed transferee remakes each of the representations and warranties contained herein for the benefit of each other Holder (other than the representation that the transferee is a Qualified Institutional Lender for transfers made pursuant to subsection (i) of the second sentence of this Section 17(a)). Notwithstanding anything to the contrary contained herein, no Holder shall in any event Transfer all or any portion of its Note to a Borrower Party unless each other Holder has consented to such Transfer, and any such Transfer without having obtained such prior consent shall be void ab initio. Upon the consummation of a Transfer of all or any portion of a Note, the transferring Person shall be released from all liability arising under this Agreement with respect to such Note (or the portion thereof that was the subject of such Transfer), for the period after the effective date of such Transfer (it being understood and agreed that the foregoing release shall not apply in the case of a sale, assignment, transfer or other disposition of a participation interest in a Note as described in clause (b) below).

(b)       In the case of any sale, assignment, transfer or other disposition of a participation interest in a Note, (i) the obligations of the Holder of such Note under this Agreement shall remain unchanged, (ii) such Holder shall remain solely responsible for the performance of such obligations, and (iii) each non-transferring Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Holder in connection with its rights and obligations under this Agreement and the Servicing Agreement, and all amounts payable hereunder shall be determined as if such Holder had not sold such Note interest; provided, that if the applicable participant is a Qualified Institutional Lender (and delivers to each non-transferring Holder a certification from an authorized officer confirming its status as a Qualified Institutional Lender), then, the transferring Holder by written notice to each non-transferring Holder, may delegate to such participant such transferring Holder’s right (if any) to exercise the rights of the Controlling Holder hereunder and under the Servicing Agreement.

18.       Pledge. Notwithstanding anything to the contrary contained herein, a Holder may pledge, transfer, collaterally assign or otherwise encumber (a “Pledge”) its Note or any interest therein to any entity (other than any Borrower Party) which has extended a credit facility to such Holder and that is (i) a Qualified Institutional Lender, (ii) a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency or (iii) a Qualified Conduit Lender (each such entity, a “Pledgee”), on terms and conditions set forth in this Section 17, it being further agreed that a financing provided by a Pledgee to such pledging Holder or any person that Controls such Holder that is secured by such Holder’s interest in its Note and is structured as a repurchase arrangement, shall constitute a “Pledge” hereunder; provided all applicable terms and conditions of this Section 17 are complied with; provided, further, that a Pledgee of a Note B that is not a Qualified Institutional Lender may not take title to the related Note after the Lead Note A Securitization Date without the prior written consent of the Note A Holders; provided, further, that no Pledgee may take title to a Note without satisfying the requirements for transfer set forth in Section 16 and this Section 17. Upon written notice by the pledging Holder to each non-pledging Holder and the Servicer that a Pledge has been effected (including the name and address of the applicable Pledgee), the Servicer shall agree: (i) to give the Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default the Servicer has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Pledgee a period of ten (10) days to cure a default by the pledging Holder in respect of its obligations to each non-pledging Holder hereunder, but such Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement, if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof or the Servicing Agreement, as applicable, shall be effective against such Pledgee without the written consent of such Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 days after request therefor; (iv) that the Servicer shall give to such Pledgee copies of any notice of default under the Mortgage Loan simultaneously with the giving of same to the pledging Holder and accept any cure thereof by such Pledgee which such pledging Holder has the right (but not the obligation) to effect hereunder, as if such cure were made by such pledging Holder; (v) that the Servicer shall deliver to Pledgee such estoppel certificate(s) as Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the Servicer; and (vi) that, upon written notice (a “Redirection Notice”) to each non-pledging Holder and the Servicer by such Pledgee that the pledging Holder is in default, beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Pledgee pursuant to the applicable credit agreement or repurchase agreement, as applicable, between the pledging Holder and such Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Pledgee, Pledgee shall be entitled to receive any payments that the Servicer would otherwise be obligated to pay to the pledging Holder from time to time pursuant to this Agreement or the Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases each non-pledging Holder and the Servicer from any liability to the pledging Holder on account of the Servicer’s or a non-pledging Holder’s compliance with any Redirection Notice believed by the Servicer or any non-pledging Holder, as applicable, to have been delivered by a Pledgee. A Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder to such Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Servicer shall recognize such Pledgee (and any transferee (other than any Borrower Party) which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, which are Qualified Institutional Lenders as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Pledgee) and agree to be bound by the terms and provisions of this Agreement. The rights of a Pledgee under this Section 17 shall remain effective as to each non-pledging Holder (and the Servicer) unless and until such Pledgee shall have notified such non-pledging Holder (and the Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

19.       Other Business Activities of the Holders. Each Holder acknowledges that each other Holder and/or any of its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Borrower Party and/or any entity that is a holder of debt secured by direct or indirect ownership interests in any Borrower Party or any entity that is a holder of a preferred equity interest in any Borrower Party, and receive payments on such other loans or extensions of credit to any Borrower Party and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

20.       Exercise of Remedies by the Servicer.

(a)       Subject to Section 20 of this Agreement, and except as otherwise provided in this Agreement or the Servicing Agreement and subject to the applicable limitations set forth in this Agreement or the Servicing Agreement, the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders) shall have the sole and exclusive authority with respect to the administration of, and exercise of all rights and remedies with respect to, the Mortgage Loan granted under this Agreement or the Servicing Agreement, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Mortgage Loan Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and (iv) take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to declare or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and subject to the terms and conditions of this Agreement, including, without limitation, Section 20 hereof, the Non-

Lead Note A Holders and the Note B Holders shall not have any voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan on behalf of the Lead Note A Holder. Subject to the terms and conditions of the Servicing Agreement, and subject to the terms and conditions of Section 10(b) hereof, the Servicer on behalf of the Lead Note A Holder shall have the sole and exclusive authority to make servicing advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement, the Non-Lead Note A Holders and the Note B Holders agree that they shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer (or other party entitled in accordance with the Servicing Agreement to act on behalf of the Holders), the rights, if any, that such Holder has (A) to declare or cause the Lead Note A Holder or the Servicer to declare an Event of Default under the Mortgage Loan, (B) to exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Note A Holder or the Servicer to file any bankruptcy petition against the Mortgage Loan Borrower or (C) to vote any claims with respect to the Mortgage Loan in bankruptcy, insolvency or similar type of proceeding of the Mortgage Loan Borrower. Each Non-Lead Note A Holder and each Note B Holder shall, from time to time, execute such documents as the Lead Note A Holder or the Servicer shall reasonably request to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 19(a). Each Non-Lead Note A Holder and each Note B Holder acknowledges that the Servicer on behalf of the Lead Note A Holder may in its sole discretion (subject to the terms of this Agreement, the Mortgage Loan Documents, and the Servicing Agreement) exercise, or omit to exercise, any rights that the Servicer on behalf of Note A Holder may have under this Agreement or the Servicing Agreement in a manner that may be adverse to the interests of the Non-Lead Note A Holders or the Note B Holders, and that the Servicer on behalf of the Lead Note A Holder shall have no liability whatsoever to the Non-Lead Note A Holders or the Note B Holders (or any servicers or trustees on their behalf), other than as set forth in Section 9 hereof, in connection with exercise of rights by the Servicer on behalf of the Lead Note A Holder or any omission by the Servicer on behalf of the Lead Note A Holder to exercise such rights. The foregoing provisions of this Section 19(a) shall not limit the rights of a Note B Holder hereunder, or the right of a Note B Holder or any Affiliate thereof to be the Special Servicer or the right of the Directing Note B Holder to exercise its rights as Controlling Holder under this Agreement or any comparable rights as Holder of the applicable Note B under the Servicing Agreement. Each Note B Holder expressly and irrevocably waives for itself and any Person claiming through or under such Holder any and all rights that it may have under Section 1315 of the New York Real Property Actions and Proceedings Law or the provisions of any similar law that purports to give a junior noteholder, mortgagee or loan participant the right to initiate any loan enforcement or foreclosure proceedings.

(b)       Notwithstanding anything to the contrary contained herein, the exercise by the Lead Note A Holder (or the Servicer or the Trustee on its behalf) of its rights under this Section 19 shall be subject in all respects to any section of the Servicing Agreement governing REMIC administration, and in no event shall the Lead Note A Holder (or the Servicer or the Trustee on its behalf) be permitted to take any action or refrain from taking any action which would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents or be inconsistent with the Servicing Standard or violate any other provisions of the Servicing Agreement or this Agreement or cause the arrangement evidenced hereby not to be treated as a “grantor trust” for federal income tax purposes.

(c)       The Lead Note A Holder (or the Servicer or the Trustee on its behalf) shall exercise such rights and powers described in this Section 19 on the understanding that the Lead Note A Holder (or the Servicer or the Trustee on its behalf) shall administer the Mortgage Loan in a manner consistent with the Servicing Agreement and this Agreement. Without limiting the generality of the foregoing, the Lead Note A Holder (or the Servicer or the Trustee on its behalf) may rely on the advice of legal counsel, accountants and other experts (including those retained by the Mortgage Loan Borrower) and upon any written communication or telephone conversation which the Lead Note A Holder or such Servicer or Trustee believes to be genuine and correct or to have been signed, sent or made by the proper Person.

(d)       Upon the Mortgage Loan becoming a Defaulted Mortgage Loan, the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) shall have the authority to sell each Note A (and, if a Note B Holder consents to the inclusion of its related Note B in such a sale as described below, the related Note B) together in accordance with the terms of the Lead Note A PSA. The Non-Lead Note A Holders (and, if such Note B Holder has consented to the inclusion of its Note B in such a sale as described below, such Note B Holder) hereby appoint the Lead Note A Holder as its agent, and grants to the Lead Note A Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of its Note B. The Non-Lead Note A Holders (and, if such Note B Holder has consented to the inclusion of its Note B in such a sale as described below, such Note B Holder) agrees that, upon the request of the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder), such Note Holder shall execute and deliver to or at the direction of Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) such powers of attorney or other instruments as the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver any related original documentation evidencing its Note (endorsed in blank if necessary) to or at the direction of the Lead Note A Holder (or the Special Servicer acting on behalf of the Lead Note A Holder) in connection with the consummation of any such sale. Any Note B shall be included in such an offer and sale only if the related Note B Holder affirmatively consents in writing thereto not later than thirty (30) days following the Purchase Option Notice described in Section 10(a).

21.       Certain Powers of the Controlling Holder.

(a)       The Servicer shall consult with and obtain the prior written consent of the Controlling Holder with respect to any Major Decision and, notwithstanding anything in this Agreement or the Servicing Agreement to the contrary, such Servicer will not be permitted to take any Major Decision unless and until it has notified the Controlling Holder in writing by a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: “THIS IS A REQUEST FOR MAJOR DECISION APPROVAL. IF THE CONTROLLING HOLDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED MAJOR DECISION WITHIN TEN (10) BUSINESS DAYS, THE SERVICER OR THE SPECIAL SERVICER, AS THE CASE MAY BE, MAY DELIVER A DEEMED APPROVAL NOTICE,” and if the Controlling Holder fails to either approve or reject said Major Decision within such ten (10) business day period after receipt of the first notice, and having been provided with all reasonably requested information with respect thereto, then the Controlling

Holder’s approval will be deemed to have been given. With respect to any proposed action requiring consultation with or approval of the Controlling Holder, the Servicer shall prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Servicer made such determination, and shall promptly provide to each Holder copies of such summary and any other material documents and items reasonably necessary to make such determination by hard copy or electronic means on a timely basis.

Furthermore, the Servicer shall be required (subject to the Servicer’s prevailing duties under Section 20(e)) to deliver to the Directing Certificateholder (if and for as long as Lead Note A is held by the Trust) reasonable (as determined by the Servicer) prior notice of any final decision with respect to any Major Decision, together with the information then in the possession of the Servicer (other than correspondence with or information furnished by or on behalf of the Controlling Holder) and obtained or prepared by the applicable Servicer in connection with such proposed action.

On and after the Lead Note A Securitization Date, and solely while any Note A is included in a Securitization, notwithstanding the foregoing provisions of this Section 20(a), if the Servicer determines in accordance with the Servicing Standard that (i) immediate action is necessary to protect the Mortgaged Property or the interests of the Holders (as a collective whole) therein, (ii) such action requires consultation with and/or consent of the Controlling Holder, and (iii) such action must be taken prior to the expiration of the Controlling Holder’s consultation or consent period hereunder, then the Servicer shall contact the Controlling Holder (by telephone, email or fax) promptly and shall discuss the proposed action with such Controlling Holder (unless the Controlling Holder shall fail to respond in a reasonable time frame under the circumstances). If consent of the Controlling Holder would otherwise be required under this Agreement, the Servicer shall attempt to reach agreement prior to taking the proposed action. In all cases, the Servicer shall be entitled to take the necessary immediate action within the necessary time frame regardless of whether it has been able to contact or obtained any agreement of the Controlling Holder. If such immediate action is taken, the Servicer shall promptly notify the Controlling Holder of the action so taken and the Servicer’s reasons for determining that immediate action was necessary and how the action differs from the proposed actions, if any, that had theretofore been approved by the Controlling Holder. After the occurrence of and during the continuance of a Control Appraisal Event, the Servicer shall not be required to contact the Controlling Holder as set forth above.

Upon reasonable request, the Lead Note A Holder shall provide, or cause the Special Servicer to provide, the Controlling Holder with any information in the possession of the Lead Note A Holder or the Special Servicer with respect to such matters, including, without limitation, its reasons for a proposed action.

So long as a Control Appraisal Event has occurred and is continuing, the Special Servicer shall (i) provide copies to each Non-Lead Note A Holder of any notice, information and report that is required to be provided to the Controlling Holder pursuant to the Servicing Agreement with respect to any Major Decisions within the same time frame such notice, information and report is required to be provided to the Controlling Holder, and (ii) consult with each Non-Lead Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports such Holder requests consultation with respect to any such Major Decision or the implementation of any recommended actions outlined in an asset status report and (iii) consider alternative actions recommended by any such Non-Lead Note A Holder; provided, that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Lead Note A Holder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer shall no longer be obligated to consult with such Holder, whether or not such Holder has responded within such ten (10) Business Day period.

The Lead Note A Holder or the applicable Servicer shall notify the Holders of any release or substitution of collateral for the Mortgage Loan even if such release or substitution is in accordance with the Mortgage Loan.

Any amounts funded by any Servicer or Trustee on behalf of any Holder pursuant hereto, under the Mortgage Loan Documents as a result of (1) the making of any protective Advances or (2) interest accruals or accretions and any compounding thereof (including default interest) with respect to the Note shall not at any time be deemed to contravene this subsection.

(b)       Appraisal Reductions shall be allocated to reduce first, the Aggregate Note B Principal Balance (which amounts shall be applied to the Subordinate Notes on a pro rata and pari passu basis), and second, the Aggregate Note A Principal Balance (which amounts shall be applied to the Senior Notes on a pro rata and pari passu basis), in each case up to the outstanding amount thereof, for purposes of determining the identity of the Controlling Holder. The Special Servicer shall give written notice to the Controlling Holder of any Appraisal Reductions calculated with respect to the Mortgage Loan and any allocation thereof to reduce the Principal Balance of such Holder. If at any time an Appraisal Reduction exists that would result in a Control Appraisal Event, the Holder that is being replaced as the Controlling Holder shall have the right to obtain and deliver, or direct the Servicer (or Special Servicer, as the case may be) to obtain and deliver, to the Servicer, the Controlling Holder and the Trustee (if applicable) an appraisal that satisfies the requirements for any such appraisal as set forth in the Servicing Agreement and upon receipt of such new appraisal, the Servicer (or Special Servicer, as the case may be) shall recalculate the Appraisal Reduction in respect of the Mortgage Loan based on such new appraisal obtained by the Servicer (or Special Servicer, as the case may be) and shall notify the Trustee (if applicable), the Master Servicer (if applicable) and the applicable Controlling Holder of such recalculated Appraisal Reduction. If, as a result of such calculation based on the new appraisal, a Control Appraisal Event then in effect shall no longer be deemed to exist, then the Directing Note B Holder shall be reinstated as Controlling Holder. Until such time as such new appraisal is obtained by the Special Servicer and the recalculation of the Appraisal Reduction has been made (it being agreed that such recalculation shall be done no later than three (3) Business Days following receipt of such new appraisal), the original Control Appraisal Event shall remain in effect.

(c)       Notwithstanding the foregoing, the Controlling Holder shall be entitled to avoid a Control Appraisal Event caused by application of an Appraisal Reduction upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal (or an update thereto) that indicates such Control Appraisal Event has occurred): (i) such Controlling Holder shall have delivered as a supplement to the Appraised

Value of the Mortgaged Property, in the amount specified in clause (ii) below, to be held by or on behalf of the Master Servicer or the Special Servicer (in each case together with documentation reasonably acceptable to the Master Servicer or the Special Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Trust in such collateral) (A) cash collateral for the benefit of the Trustee, and acceptable to the Master Servicer or the Special Servicer, as the case may be, or (B) an unconditional and irrevocable standby letter of credit payable on sight demand (with the Trustee as beneficiary), in form acceptable to the Master Servicer or Special Servicer, as the case may be, issued by a domestic bank or other financial institution the long term unsecured debt obligations of which are rated at least “AA-” by S&P and “Aa3” by Moody’s or the short term obligations of which are rated at least “A-1” by S&P and “P-1” by Moody’s (either (A) or (B), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the Appraised Value of the Mortgaged Property as determined pursuant to the Servicing Agreement, would cause the applicable Control Appraisal Event not to occur. If the requirements of this paragraph are satisfied by the Controlling Holder (a “Threshold Event Cure”), no Control Appraisal Event caused by application of an Appraisal Reduction shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Controlling Holder shall be required to renew such letter of credit not later than 30 days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than 45 days from the date of substitution or if the long or short term ratings of the letter of credit provider fall below the minimum requirements provided above, replace such letter of credit within 30 days of such downgrade with a replacement letter from an issuer meeting the rating requirements; provided, that, if a letter of credit is not renewed prior to 30 days prior to the expiration date of such letter of credit or replaced within 30 days of such downgrade, the letter of credit shall provide that the Master Servicer or the Special Servicer, as the case may be, may (and at the direction of the applicable Controlling Holder, shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the Appraised Value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Event from occurring; or (ii) the occurrence of a Final Recovery Determination. If the Appraised Value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Event without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Controlling Holder, any or such portion of Threshold Event Collateral held by the Trustee, the Master Servicer or the Special Servicer shall promptly be returned to such Controlling Holder (at its sole expense). Upon a Final Recovery Determination with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse the Note A Holders (and the Trust and each Non-Lead Trust) for any realized loss with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Aggregate Note A Principal Balance, plus accrued and unpaid interest thereon at the applicable interest rate and all other Costs reimbursable under this Agreement and under the Servicing Agreement, and to the extent not so utilized, such Threshold Event Collateral shall be returned to the Holder that delivered such Threshold Event Collateral. Any Threshold Event Collateral shall be treated as an “outside reserve fund” for purposes of the REMIC Provisions, and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) shall be beneficially owned by the Controlling Holder that posted such Threshold Event Collateral, who shall be taxable on all income with respect thereto. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Event.

(d)       The terms “Controlling Holder” and “Control Note” shall mean as of any date of determination, the Directing Note B Holder and the Note B held by the Directing Note B Holder, unless (i) a Control Appraisal Event has occurred or (ii) the Directing Note B Holder is a Borrower Party, in which case the “Controlling Holder” and “Control Note” shall be the Lead Note A Holder and Lead Note A, respectively. Notwithstanding anything to the contrary herein, if the Aggregate Note A Principal Balance has been reduced to zero pursuant to application of distributions pursuant to Sections 3, 4 and/or 5 hereof, as the case may be, “Controlling Holder” and “Control Note” shall mean the Directing Note B Holder and the Note B held by the Directing Note B Holder, and thereafter no change in the Controlling Holder shall be effected by reason of a Control Appraisal Event. The terms “Non-Controlling Holder” and “Non-Control Note” shall mean a Holder that is not the Controlling Holder and a Note that is not the Control Note, respectively.

If more than one Person shall hold a direct interest in a Non-Control Note, the holder(s) of more than 50% of the principal amount of such Note shall designate by written notice to the other Holders one of such Persons (with respect to such Non-Control Note, the “Majority Note Holder”) to act on behalf of all such Persons holding an interest in such Note. The Majority Note Holder with respect to any Non-Control Note shall have the sole right to receive any notices which are required to be given or which may be given to the Holder of such Note pursuant to this Agreement and to exercise the rights and power given to the Holder of such Note hereunder subject to Section 10 of this Agreement, including any approval rights of the Holder of such Note; provided, that until the Majority Note Holder has been so designated, the last Person known to the Lead Note A Holder or the Controlling Holder, as the case may be, to hold more than a 50% direct interest in any Non-Control Note, as applicable, shall be deemed to be the Majority Note Holder with respect to such Note. Once the Majority Note Holder has been designated hereunder with respect to any Non-Control Note, each Holder shall be entitled to rely on such designation until it has received written notice from the holder(s) of more than 50% of the principal amount of such Note of the designation of a different Person to act as the Majority Note Holder with respect thereto. If any Borrower Party owns the entirety or a majority of any Note, then such Note shall not qualify as the Control Note. If any Borrower Party owns less than a majority of the Control Note, then for purposes of determining the Controlling Holder, the ownership interest of such Borrower Party shall be deemed to be zero, and the owners of more than 50% of the remaining interests in such Note shall be deemed to be the Holder of such Note. No reference set forth in this Agreement to the ownership of any interest in a Note by any Borrower Party shall be construed to limit Section 16(a) of this Agreement. In no event may any Borrower Party be the Controlling Holder.

(e)       Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Holder, as contemplated by Section 20(a) hereof, may (and the Lead Note A Holder and any Servicer shall ignore and act without regard to any such advice, direction or objection that the Lead Note A Holder or a Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Lead Note A Holder or Servicer to violate any provision of this Agreement, the Mortgage Loan Documents or the Servicing Agreement (and, on and after the Lead Note A Securitization Date, and solely while any Note A is included in such Securitization, including any REMIC provisions), including each Servicer’s obligation to act in accordance with the Servicing Standard.

(f)       No Controlling Holder shall owe any fiduciary duty to any other Holder. No Controlling Holder shall have any liability to the Trustee, the Servicer, the Special Servicer, any certificateholder in a Securitization or any other Holder for any action taken, or for refraining from the taking of any action or the giving of any consent or for errors in judgment; provided, that the Controlling Holder will not be protected against any liability which would otherwise be imposed by reason of bad faith, willful misconduct or gross negligence or breach of this Agreement on the part of such party. By its acceptance of a Mortgage Note, each Holder shall be deemed to have confirmed its understanding that (i) a Controlling Holder may take or refrain from taking actions that favor its interests or those of its affiliates over those of any other Holder, (ii) a Controlling Holder may have special relationships and interests that conflict with the interest of another Holder and shall be deemed to have agreed to take no action against a Controlling Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) no Controlling Holder shall be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

(g)       Subject to the terms of the applicable Servicing Agreement, the Controlling Holder may designate, in writing, a representative (other than a Borrower Party) to exercise its rights and powers under this Section 20 or otherwise under this Agreement (with copies of such writing to be delivered to each of the other parties hereto). Such designation shall remain in effect until it is revoked by the Controlling Holder by a writing delivered to each of the other parties hereto.

(h)       If the Controlling Holder is comprised of more than one Person such Persons may designate, by written notice to each Non-Controlling Holder and each party to the Servicing Agreement, a representative to act on its behalf. Such notice shall include the name, address and other contact information of such representative. Such representative shall have the sole right to receive any notices which are required to be given or which may be given to the Controlling Holder pursuant to this Agreement and to exercise the rights and power given to the Controlling Holder hereunder, including any approval rights of the Controlling Holder. Once such a representative has been designated hereunder, each Non-Controlling Holder shall be entitled to rely on such designation until it has received written notice from the Controlling Holder of the designation of a different Person to act as its representative.

(i)       Each Non-Controlling Holder shall be entitled to receive, upon request made to the appropriate party, a copy of any notice or report required to be delivered (upon request or otherwise) by such party to the Controlling Holder. Any such party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

(j)       Upon determining that a Servicing Transfer Event has occurred with respect to the Mortgage Loan, the Master Servicer shall promptly notify each Holder.

(k)       The Controlling Holder have the right from and after the date of this Agreement to appoint the Special Servicer with respect to the Mortgage Loan and may at any time and from time to time replace any existing Special Servicer with respect to the Mortgage Loan with any other person that is a Qualified Servicer and that makes the representations, warranties, and covenants set forth in the Lead Note A PSA. The Controlling Holder shall designate a person to serve as replacement Special Servicer by delivering to the other Holders, the Master Servicer and the existing Special Servicer a written notice stating such designation and by satisfying the other conditions required under the Lead Note A PSA; provided, that if the Lead Note A ceases to be an asset of the Trust created pursuant to the Lead Note A PSA, the Lead Note A Holder shall have the right to approve such replacement Special Servicer if such replacement Special Servicer is not a Qualified Servicer. The Controlling Holder shall promptly pay any expenses incurred by the Lead Note A Holder in connection with such replacement. The Controlling Holder shall notify the other parties hereto of any termination of the Special Servicer and appointment of a new Special Servicer in accordance with this Section 20. If the Controlling Holder has not appointed a Special Servicer with respect to the Mortgage Loan, then the Special Servicer designated in the Lead Note A PSA shall be the Special Servicer. After the occurrence of and during the continuance of a Control Appraisal Event, the termination and replacement of the Special Servicer shall be subject to the limitations set forth in the Servicing Agreement.

(l)       If the Lead Note A Holder is required to act as Controlling Holder under this Agreement or the Servicing Agreement, the Special Servicer will (i) notify the Lead Note A Holder that such action is required, (ii) provide written direction to the Lead Note A Holder to vote on such action and (iii) provide any information which is reasonably requested by the Lead Note A Holder and is in the possession of the Special Servicer to enable the Lead Note A Holder to vote.

22.       No Pledge or Loan. This Agreement shall not be deemed to represent a pledge of any interest in the Mortgage Loan by any Holder to another Holder, or a loan from any Holder to any other Holder. Except as otherwise provided in this Agreement and the Servicing Agreement, no Note B Holder shall have a separate interest in any property taken as security for the Mortgage Loan except by virtue of being a lender under the Loan Agreement; provided, that if any such property or the proceeds thereof shall be applied in respect of payments due under the Mortgage Loan, then each Note B Holder shall be entitled to receive its share of such application in accordance with the terms of this Agreement and/or the Servicing Agreement. The Holders acknowledge and agree that the Mortgage Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and no Note B Holder shall be a separate creditor of the Mortgage Loan Borrower under the Bankruptcy Code, or that if any Note B is construed to represent a single or separate such “claim,” that the Holder of such Note shall be deemed to have assigned such claim to the Note A Holders.

23.       Governing Law; Waiver of Jury Trial. The parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

24.       Modifications, Waiver in Writing.

(a)       This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement. Additionally, from and after a Securitization, this Agreement shall not be amended or modified without first (a) receiving an opinion of counsel experienced in REMIC matters that such amendment or modification will not adversely affect the REMIC status of any Note in such Securitization and this Agreement, except for amendments pursuant to Section 23(b), and (b) if such modification, cancellation or termination would adversely affect the rights or materially affect the duties of the Servicer or Trustee, receiving the written consent of such affected party. The Servicer shall provide each Rating Agency with a copy of any amendment or modification of this Agreement.

(b)       For so long as any Initial Note A Holder is the owner of one or more Notes (the “Owned Notes”), such Initial Note A Holder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the lender to execute amended and restated or additional notes reallocating the principal of such Owned Notes among each other or to new notes, provided that (i) the aggregate principal balance and notional balance of all outstanding notes following such amendments is no greater than the aggregate principal balance and notional balance of such Owned Notes prior to such amendments, (ii) all notes representing the new notes continue to have the same weighted average interest rate as the weighted average interest rate of the Owned Notes prior to such amendments, (iii) the Initial Note A Holder holding the applicable Owned Notes notifies the Trustee, the Master Servicer, the Special Servicer, each Non-Lead Trustee, each Non-Lead Master Servicer, each Non-Lead Special Servicer and the other Holders in writing of such modified allocations and principal amounts (it being understood that no consent by such parties is required for any such allocations), (iv) such modifications shall not affect the definition of Control Appraisal Event and shall not change the provisions relating to when a Note Holder would become the Controlling Holder and (v) the execution of such amendments and new notes does not have an adverse effect on any other Notes or on any REMIC or grantor trust created by the Lead Note A PSA or any Non-Lead Note A PSA.

25.       Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, that no successors or assigns of any Initial Note Holder (other than any assignee that becomes a party to this Agreement following a Transfer that is not pursuant to the Securitization) shall have any liability for a breach of representation or warranty set forth in this Agreement. Each of the Master Servicer, Special Servicer and Trustee under the Lead Note A PSA and each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee under any Non-Lead Note A PSA is an intended third-party beneficiary of this Agreement. Except as provided in the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto or a successor or assign of a party hereto.

26.       Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by the parties by electronic means (including without limitation facsimile, pdf or other electronic means) and such execution and delivery shall have the same effect as original ink signatures.

27.       Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

28.       Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

29.       Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

30.       Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by fax provided that such fax notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed as follows: (A) if to the Note A-1 Holder or the Note A-2 Holder, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Bank, N.A., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division and a copy by email to cmbs_notices@morganstanley.com), (B) if to the Note B-1-A Holder, the Note B-1-B Holder, the Note B-1-C Holder or the Note B-1-D Holder, 1585 Broadway, New York, New York 10036, Attention: Jane Lam (with a copy to Morgan Stanley Mortgage Capital Holdings LLC, 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Legal Compliance Division and a copy by email to cmbs_notices@morganstanley.com), (C) if to the Note A-3 Holder, Note A-4 Holder, the Note B-2-A Holder, the Note B-2-B Holder, the Note B-2-C Holder or the Note B-2-D Holder, to Bank of America, N.A. c/o Capital Markets Servicing Group, 900 West Trade Street, Suite 650, Mail Code: NC1-026-06-01, Charlotte, North Carolina 28255, Attention: Servicing Manager, Telephone No: (866) 531-0957, Facsimile No.: (704) 317-4501, and (D) if to the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder, the Note A-8 Holder, the Note B-3-A Holder, the Note B-3-B Holder, the Note B-3-C Holder or the Note B-3-D Holder, to UBS AG, 1285 Avenue of the Americas, 11th Floor New York, New York 10019, Attention: Transaction Management – Henry Chung, or, in each of the foregoing cases, at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to any Holder shall be delivered concurrently to each Person (not to exceed four (4) in the aggregate) designated by such Holder. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of fax, upon receipt of answerback confirmation, provided that such fax notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given.

31.       Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than each original Non-Lead Note A and each original Note B but including copies of such Notes) will be held by the Trustee or other applicable Person under the Servicing Agreement. Each original Non-Lead Note A shall be held by the related Non-Lead Note A Holder. Each original Note B shall be held by the applicable Note B Holder.

32.       Termination. This Agreement and the respective obligations and responsibilities of the parties under this Agreement shall terminate upon (a) mutual agreement by the parties hereto, evidenced in writing; (b) thirty (30) days after each of the Notes is paid in full; or (c) payment (or provision for payment) to the Holders of all amounts held by or on behalf of the Servicer and required under the Servicing Agreement, to be so paid on the last Servicer Remittance Date following final payment or other liquidation (or any advance with respect thereto) of the Mortgage Loan or the Mortgaged Property.

33.       Statement of Intent. It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, this Agreement shall be treated as a grantor trust. Each Holder agrees that, unless otherwise required by appropriate tax authorities, such noteholder shall file or cause to be filed its own annual or other necessary returns, reports and other forms consistent with such intended characterization. If the Internal Revenue Service characterizes this Agreement as a partnership for federal income tax purposes, each Non-Lead Note A Holder and each Note B Holder authorizes and directs the Lead Note A Holder to elect out of partnership accounting pursuant to Treasury Regulations Section 1.761-2, and agrees to file its own tax returns and reports in a manner consistent with such election and the Holders agree that any Taxes, penalty, interest or other obligation imposed under the Code, as amended, with respect to the income tax items arising from such partnership shall be the sole obligation of the Holder to whom such items are allocated and not of such partnership.

34.       Withholding Taxes.

(a)       If the Servicer or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Holder with respect to the Mortgage Loan as a result of such Holder constituting a Non-Exempt Person, the Servicer shall be entitled to do so with respect to such Holder’s interest in such payment (all withheld amounts being deemed paid to such Holder), provided that the Servicer shall furnish such Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Holder is subject to tax.

(b)       Each Holder shall and hereby agrees to indemnify the Servicer against and hold the Servicer harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Servicer to withhold Taxes from payment made to such Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Holder in connection with the withholding of Taxes from payments made to such Holder, it being expressly understood and agreed that (i) the Servicer shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same, except as otherwise required under applicable law, (ii) such Holder shall, upon request of the Servicer and at its sole cost and expense, defend any claim or action relating to the foregoing indemnification using counsel selected by such Holder and reasonably acceptable to the Servicer and (iii) such indemnification obligations of the Holders shall be several and not joint and shall be allocated between such Holders in accordance with their respective Percentage Interests. The Person that is the Holder at any particular time shall not be liable under this Section 33 with respect to any predecessor or successor Holder.

(c)       Each Holder represents to the Servicer as of the date hereof that it is not a Non-Exempt Person and that neither the Servicer nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Holder shall deliver to the Servicer evidence satisfactory to the Servicer substantiating that it is not a Non-Exempt Person and that the Servicer is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement, unless there is a change in law after the date that such Holder became a party hereto. Without limiting the effect of the foregoing, (a) if a Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Servicer an Internal Revenue Service Form W-9, or successor form, and (b) if a Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Holder shall satisfy the requirements of the preceding sentence by furnishing to the Servicer Internal Revenue Service Form W-8EXP, W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Holder, as evidence of such Holder’s entitlement to exemption from or reduction in the withholding of United States tax with respect thereto. Except in the case of the Initial Note Holders, the Servicer shall not be obligated to make any payment hereunder to any Holder until such Holder shall have furnished to the Servicer the requested forms, certificates, statements or documents.

35.       Note B Holder’s Access to Information. Subject to any restrictions on the distribution of information contained in the Servicing Agreement, the Lead Note A Holder (or the Servicer on its behalf) shall provide to each Note B Holder (so long as such Note B Holder is not a Borrower Party), upon written request, access to (a) a summary of the current status of principal and interest payments on the Mortgage Loan (which may be in the form of the CREFC® Loan

Periodic Update File), (b) copies of the Mortgage Loan Borrower’s current financial statements, to the extent in the Master Servicer’s possession, (c) the most recent appraisal, if any, as to the value of the Mortgaged Property, to the extent in the Master Servicer’s possession, (d) a copy of the applicable Servicing Agreement, (e) copies of any default or acceleration notices sent to the Mortgage Loan Borrower with respect to the Mortgage Loan and all material correspondence related thereto, (f) material notices delivered to any Servicer by the Mortgage Loan Borrower, (g) copies of each other report provided to the Certificateholders in accordance with the express terms of the Servicing Agreement (but only to the extent such other reports relate to the Mortgage Loan or the Mortgage Loan Borrower), and (h) other information with respect to the Mortgage Loan Borrower or the Mortgage Loan reasonably requested by such Note B Holder, to the extent required to be provided by the Master Servicer under the Servicing Agreement and in the Master Servicer’s possession or reasonably obtainable by the Master Servicer.

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IN WITNESS WHEREOF, each of the Note A Holders and the Note B Holders, has caused this Agreement to be duly executed as of the day and year first above written.

Note A-1 Holder:

MORGAN STANLEY BANK, N.A.

By:	/s/ Kristin Sansone
	Name:	Kristin Sansone
	Title:	Executive Director

Note A-2 Holder:

MORGAN STANLEY BANK, N.A.

By:	/s/ Kristin Sansone
	Name:	Kristin Sansone
	Title:	Executive Director

ILPT Industrial Portfolio - lntercreditor Agreement

Note A-3 Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

Note A-4 Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

ILPT Industrial Portfolio - lntercreditor Agreement

Note A-5 Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note A-6 Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note A-7 Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note A-8 Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

ILPT Industrial Portfolio - lntercreditor Agreement

Note B-1-A Holder:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	Vice President

Note B-1-B Holder:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	Vice President

Note B-1-C Holder:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	Vice President

Note B-1-D Holder:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ Jane Lam
	Name:	Jane Lam
	Title:	Vice President

ILPT Industrial Portfolio - lntercreditor Agreement

Note B-2-A Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

Note B-2-B Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

Note B-2-C Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

Note B-2-D Holder:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Managing Director

ILPT Industrial Portfolio - lntercreditor Agreement

Note B-3-A Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note B-3-B Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note B-3-C Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

Note B-3-D Holder:

UBS AG

By:	/s/ Andrew Lisa		By:	/s/ David Schell
	Name:	Andrew Lisa		Name:	David Schell
	Title:	Associate Director		Title:	Managing Director

ILPT Industrial Portfolio - lntercreditor Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan

Mortgage Loan Borrower:	The Industrial Fund St. Louis LLC, The Industrial Fund PA LLC, The Industrial Fund MS LLC, and The Industrial Fund Ankeny LLC
Date of Mortgage Loan:	October 21, 2019
Date of Notes:	October 21, 2019
Location of Mortgaged Property:	Various
Initial Principal Amount of Mortgage Loan:	$350,000,000
Closing Date Mortgage Loan Principal Balance:	$350,000,000
Mortgage Interest Rate:	The weighted average of the Note A Interest Rate and the Note B Interest Rate
Mortgage Loan Default Rate:	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Mortgage Interest Rate
Stated Maturity Date:	November 7, 2029

B.       Description of Promissory Notes

Origination Date Note A-1 Principal Balance:	$50,000,000.00
Origination Date Note A-2 Principal Balance:	$35,760,000.00
Origination Date Note A-3 Principal Balance:	$39,240,000.00
Origination Date Note A-4 Principal Balance:	$25,080,000.00
Origination Date Note A-5 Principal Balance:	$25,000,000.00
Origination Date Note A-6 Principal Balance:	$20,000,000.00
Origination Date Note A-7 Principal Balance:	$10,000,000.00
Origination Date Note A-8 Principal Balance:	$9,320,000.00

Origination Date Note B-1-A Principal Balance:	$24,240,000.00
Origination Date Note B-1-B Principal Balance:	$20,000,000.00
Origination Date Note B-1-C Principal Balance:	$5,200,000.00
Origination Date Note B-1-D Principal Balance:	$4,800,000.00
Origination Date Note B-2-A Principal Balance:	$18,180,000.00
Origination Date Note B-2-B Principal Balance:	$15,000,000.00
Origination Date Note B-2-C Principal Balance:	$3,900,000.00
Origination Date Note B-2-D Principal Balance:	$3,600,000.00
Origination Date Note B-3-A Principal Balance:	$18,180,000.00
Origination Date Note B-3-B Principal Balance:	$15,000,000.00
Origination Date Note B-3-C Principal Balance:	$3,900,000.00
Origination Date Note B-3-D Principal Balance:	$3,600,000.00
Closing Date Note A-1 Principal Balance:	$50,000,000.00
Closing Date Note A-2 Principal Balance:	$35,760,000.00
Closing Date Note A-3 Principal Balance:	$39,240,000.00
Closing Date Note A-4 Principal Balance:	$25,080,000.00
Closing Date Note A-5 Principal Balance:	$25,000,000.00
Closing Date Note A-6 Principal Balance:	$20,000,000.00
Closing Date Note A-7 Principal Balance:	$10,000,000.00
Closing Date Note A-8 Principal Balance:	$9,320,000.00
Closing Date Note B-1-A Principal Balance:	$24,240,000.00
Closing Date Note B-1-B Principal Balance:	$20,000,000.00

Closing Date Note B-1-C Principal Balance:	$5,200,000.00
Closing Date Note B-1-D Principal Balance:	$4,800,000.00
Closing Date Note B-2-A Principal Balance:	$18,180,000.00
Closing Date Note B-2-B Principal Balance:	$15,000,000.00
Closing Date Note B-2-C Principal Balance:	$3,900,000.00
Closing Date Note B-2-D Principal Balance:	$3,600,000.00
Closing Date Note B-3-A Principal Balance:	$18,180,000.00
Closing Date Note B-3-B Principal Balance:	$15,000,000.00
Closing Date Note B-3-C Principal Balance:	$3,900,000.00
Closing Date Note B-3-D Principal Balance:	$3,600,000.00
Closing Date Note A-1 Percentage Interest:	14.29%
Closing Date Note A-2 Percentage Interest:	10.22%
Closing Date Note A-3 Percentage Interest:	11.21%
Closing Date Note A-4 Percentage Interest:	7.17%
Closing Date Note A-5 Percentage Interest:	7.14%
Closing Date Note A-6 Percentage Interest:	5.71%
Closing Date Note A-7 Percentage Interest:	2.86%
Closing Date Note A-8 Percentage Interest:	2.66%
Closing Date Note B-1-A Percentage Interest:	17.88%
Closing Date Note B-1-B Percentage Interest:	14.75%
Closing Date Note B-1-C Percentage Interest:	3.83%
Closing Date Note B-1-D Percentage Interest:	3.54%

Closing Date Note B-2-A Percentage Interest:	13.41%
Closing Date Note B-2-B Percentage Interest:	11.06%
Closing Date Note B-2-C Percentage Interest:	2.88%
Closing Date Note B-2-D Percentage Interest:	2.65%
Closing Date Note B-3-A Percentage Interest:	13.41%
Closing Date Note B-3-B Percentage Interest:	11.06%
Closing Date Note B-3-C Percentage Interest:	2.88%
Closing Date Note B-3-D Percentage Interest:	2.65%
Note A Interest Rate	2.65326%
Note A-1 Interest Rate:	2.65326%
Note A-2 Interest Rate:	2.65326%
Note A-3 Interest Rate:	2.65326%
Note A-4 Interest Rate:	2.65326%
Note A-5 Interest Rate:	2.65326%
Note A-6 Interest Rate:	2.65326%
Note A-7 Interest Rate:	2.65326%
Note A-8 Interest Rate:	2.65326%
Note B Interest Rate	4.40%
Note B-1-A Interest Rate:	4.40%
Note B-1-B Interest Rate:	4.40%
Note B-1-C Interest Rate:	4.40%
Note B-1-D Interest Rate:	4.40%

Note B-2-A Interest Rate:	4.40%
Note B-2-B Interest Rate:	4.40%
Note B-2-C Interest Rate:	4.40%
Note B-2-D Interest Rate:	4.40%
Note B-3-A Interest Rate:	4.40%
Note B-3-B Interest Rate:	4.40%
Note B-3-C Interest Rate:	4.40%
Note B-3-D Interest Rate:	4.40%
Note A Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A Interest Rate
Note A-1 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-1 Interest Rate
Note A-2 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-2 Interest Rate
Note A-3 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-3 Interest Rate
Note A-4 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-4 Interest Rate
Note A-5 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-5 Interest Rate
Note A-6 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-6 Interest Rate
Note A-7 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-7 Interest Rate
Note A-8 Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note A-8 Interest Rate
Note B Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B Interest Rate

Note B-1-A Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-1-A Interest Rate
Note B-1-B Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-1-B Interest Rate
Note B-1-C Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-1-C Interest Rate
Note B-1-D Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-1-D Interest Rate
Note B-2-A Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-2-A Interest Rate
Note B-2-B Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-2-B Interest Rate
Note B-2-C Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-2-C Interest Rate
Note B-2-D Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-2-D Interest Rate
Note B-3-A Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-3-A Interest Rate
Note B-3-B Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-3-B Interest Rate
Note B-3-C Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-3-C Interest Rate
Note B-3-D Default Interest Rate	Lesser of (a) the maximum rate permitted by law or (b) 3% above the Note B-3-D Interest Rate

EXHIBIT B

PERMITTED FUND MANAGERS

1.	Westbrook Partners
2.	DLJ Real Estate Capital Partners
3.	iStar Financial Inc.
4.	Capital Trust, Inc.
5.	Lend-Lease Real Estate Investments
6.	Archon Capital, L.P.
7.	Whitehall Street Real Estate Fund, L.P.
8.	The Blackstone Group International Ltd.
9.	Apollo Real Estate Advisors
10.	Colony Capital, LLC
11.	Praedium Group
12.	JER Partners
13.	Fortress Investment Group LLC
14.	Lone Star Funds
15.	Clarion Partners
16.	Walton Street Capital, L.L.C.
17.	Starwood Property Trust, Inc.
18.	BlackRock, Inc.
19.	Rialto Capital Management, LLC
20.	Raith Capital Partners, LLC
21.	Eightfold Real Estate Capital, L.P.
22.	Principal Real Estate Investors, LLC
23.	One William Street Capital Management, L.P.

B-1